UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Information Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
BLACKHAWK NETWORK HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BLACKHAWK NETWORK HOLDINGS, INC.
6220 Stoneridge Mall Road
Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2015
On May 20, 2015, Blackhawk Network Holdings, Inc. (Company) will hold its Annual Meeting of Stockholders at 2:00 p.m. Pacific Time. The meeting will be held at the Sheraton Pleasanton, 5990 Stoneridge Mall Road, Pleasanton, California 94588, for the following purposes:
1. To elect Mohan Gyani, Paul Hazen and Arun Sarin as Class II directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected and qualified;
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year ending January 2, 2016;
3. To approve amendments to the Company’s Amended and Restated Certificate of Incorporation to (a) effect a reclassification of each outstanding share of the Company’s Class B Common Stock into one share of the Company’s Common Stock and rename the Class A Common Stock as “Common Stock,” which we refer to as the “conversion,” and (b) eliminate provisions relating to our dual-class common stock structure and the ownership interest formerly held in the Company by Safeway Inc.;
4. To approve the amendment to our 2013 Equity Incentive Award Plan (2013 Plan) to increase the number of shares of Common Stock that may be issued under the 2013 Plan by 4,000,000 shares; and
5. To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 26, 2015 can vote at this meeting or any adjournments or postponements thereof.
Our Board of Directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the Proxy Statement, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, “FOR” the approval of the conversion of our Class B Common Stock and related amendments to our Amended and Restated Certificate of Incorporation as described in Proposal No. 3 of the Proxy Statement and “FOR” the approval of an amendment to 2013 Plan as described in Proposal No. 4 of the Proxy Statement.
For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.
The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation of the Board of Directors with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our Annual Report to Stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the Annual Meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors,

David E. Durant
General Counsel and Secretary

Pleasanton, California
Dated: April 8, 2015

BLACKHAWK NETWORK HOLDINGS, INC.
6220 Stoneridge Mall Road
Pleasanton, CA 94588
2015 PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF THE STOCKHOLDERS
MAY 20, 2015
The Board of Directors of Blackhawk Network Holdings, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 20, 2015, at 2:00 p.m., local time, and any adjournment or postponement of that meeting (Annual Meeting). The Annual Meeting will be held at the Sheraton Pleasanton, 5990 Stoneridge Mall Road, Pleasanton, California 94588.
We have elected to use the Internet as the primary means of providing our proxy materials to stockholders. Accordingly, on or about April 8, 2015, we are making this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of March 26, 2015 (Record Date). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. We intend to mail this Proxy Statement, together with the accompanying proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Blackhawk Network Holdings, Inc. are shares of Class A common stock, par value $0.001 per share (Class A Common Stock), of which there were 13,266,445 shares outstanding as of the Record Date and Class B common stock, par value $0.001 per share (Class B Common Stock), of which there were 40,605,568 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Blackhawk Network Holdings, Inc. as the “Company,” “Blackhawk,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Blackhawk’s fiscal year, we mean the 52-week or 53-week fiscal year ending on the Saturday closest to December 31. The fiscal year presented in this Proxy Statement consists of the 53-week period ended January 3, 2015.
The Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC), is available in the “Financials” section of our website at http://ir.blackhawknetwork.com. You also may obtain a copy of the Company’s Annual Report on Form 10-K, without charge, by contacting: General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

QUESTIONS AND ANSWERS
Proxy Material and Voting Information
Who can vote at the Annual Meeting?
Only stockholders that our records show owned shares of either class of our Common Stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, we had a total of  13,266,445  shares of Class A Common Stock issued and outstanding, which were held of record by approximately  81  stockholders, and a total of  40,605,568  shares of Class B Common Stock issued and outstanding, which were held of record by approximately  9,046  stockholders.
The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to ten votes on each proposal. The Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited; provided, however, that the Class B Common Stock also will vote as a single class on Proposal No. 3 concerning the conversion of outstanding shares of Class B Common Stock and related amendments to our Amended and Restated Certificate of Incorporation.
Stockholder of Record: Shares Registered in Your Name
If your shares were registered directly in your name with the transfer agent for our Common Stock, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote “FOR” the following:

•	To elect Mohan Gyani, Paul Hazen and Arun Sarin as Class II directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year ending January 2, 2016;

•
To approve amendments to our Amended and Restated Certificate of Incorporation to (a) effect a reclassification of each outstanding share of Class B Common Stock into one share of Common Stock and rename the Class A Common Stock as “Common Stock” (which we refer to as the “conversion”), and (b) eliminate provisions relating to the dual-class common stock structure and the ownership interest formerly held in the Company by Safeway Inc. (Safeway); and

•	To approve an amendment to our 2013 Equity Incentive Award Plan (2013 Plan) to increase the number of shares of Common Stock that may be issued under the 2013 Plan by 4,000,000 shares.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For the election of directors, you may either vote “FOR” each of the three nominees or you may withhold your vote for any nominee you specify. For the ratification of the selection of the Company’s independent auditors, the amendment to the Company’s Amended and Restated Certificate of Incorporation and the amendment to the 2013 Plan, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or email, by signing, dating and returning the proxy card, over the Internet or by telephone. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•
To vote by mail, if you properly requested and received a proxy card by mail or email, simply complete, sign and date the proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Solutions, Inc. (Broadridge) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically. If you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted?
With respect to Proposal No. 1, the election of directors, the three nominees receiving the highest number of votes will be elected. With respect to Proposal Nos. 2 and 4, the affirmative vote of the holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and entitled to vote on such proposal is required for approval. With respect to Proposal No. 3, the following is required for approval: (i) the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class; and (ii) the affirmative vote of a majority in voting power of the outstanding shares of Class B Common Stock.
Brokers who hold shares in street name for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal Nos. 1, 3 and 4, the broker may not exercise discretion to vote on these proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Please instruct your bank or broker so your vote can be counted.

If stockholders abstain from voting, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1, and with regard to Proposal Nos. 2, 3 and 4, will have the same effect as an “AGAINST” vote.
How do I vote via Internet or telephone?
You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 19, 2015. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the three nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, “FOR” the conversion of our Class B Common Stock and related amendments to our Amended and Restated Certificate of Incorporation and “FOR” the approval of an amendment to the 2013 Plan. If any other matter is properly presented at the Annual Meeting, your proxy (that is,one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or the proxy card that you receive by mail or email pursuant to your request, which include instructions for voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our General Counsel and Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in the proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 10, 2015 to our General Counsel and Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588. If you wish to submit a proposal that is not to be included in next year’s proxy materials pursuant to the SEC’s stockholder proposal procedures or to nominate a director, you must do so between January 21, 2016 and February 20, 2016; provided that if the date of the annual meeting is earlier than April 20, 2016 or later than July 19, 2016 your proposal to be timely must be submitted not earlier than the 120th day prior to the annual meeting date and not later than the

90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. As of the Record Date, there were  13,266,445  shares of Class A Common Stock and  40,605,568  shares of Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one (1) vote on each proposal and each share of Class B Common Stock is entitled to ten (10) votes on each proposal. As of the Record Date, an aggregate of  209,661,063  votes constituted the requisite majority in voting power for a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the Company’s filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days following the day that final results are available.

PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS
The Board is composed of ten (10) members. In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
On October 6, 2014, based on the recommendation of the Nominating and Corporate Governance Committee and pursuant to the Company's Amended and Restated Certificate of Incorporation and Bylaws, the Board (a) increased the size of the Company’s board of directors from nine (9) to ten (10) members and (b) elected Mr. Richard H. Bard to serve as a Class III director, effective October 6, 2014 and elected Ms. Jane J. Thompson to serve as a Class I director, effective October 6, 2014. Presently, our directors are divided among the three classes as follows:
Class II directors: Mohan Gyani, Paul Hazen and Arun Sarin, whose current terms will expire at the Annual Meeting;
Class III directors: Richard H. Bard, Steven A. Burd, Robert L. Edwards and William Y. Tauscher, whose current terms will expire at the annual meeting of stockholders to be held in 2016; and
Class I directors: Douglas J. Mackenzie, Lawrence F. Probst III and Jane J. Thompson, whose current terms will expire at the annual meeting of stockholders to be held in 2017.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Messrs. Gyani, Hazen and Sarin have been nominated to serve as Class II directors and have each elected to stand for re-election. Each director to be elected will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE ELECTION OF EACH NAMED NOMINEE.

Set forth below is information as of the Record Date regarding our Class II nominees and our other current directors who will continue in office after the Annual Meeting:

Name	Age	Director Since	Position/Office Held With the Company
Class II Directors whose terms expire at the 2015 Annual Meeting
Mohan Gyani	63	August 2007	Director
Paul Hazen	73	August 2007	Director
Arun Sarin	60	August 2009	Director
Class III Directors whose terms expire at the 2016 Annual Meeting
Richard H. Bard	67	October 2014	Director
Steven A. Burd	65	August 2007	Director
Robert L. Edwards	59	July 2008	Director
William Y. Tauscher	65	August 2007	Chief Executive Officer and Chairman of the Board of Directors
Class I Directors whose terms expire at the 2017 Annual Meeting
Douglas J. Mackenzie	55	August 2007	Director
Lawrence F. Probst III	64	April 2008	Director
Jane J. Thompson	63	October 2014	Director

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experiences, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Class II Directors/Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders
Mohan Gyani has served on the Board since August 2007. He has served as Vice Chairman of the board of directors of Mobileum, Inc., a provider of mobile operator solutions, since January 2006, and also served as Chairman of the board of directors and Chief Executive Officer of Mobileum from May 2005 through December 2005. Mr. Gyani served as the President and Chief Executive Officer of AT&T Wireless Mobility Services from 2000 until his retirement from that company in 2003, after which he served as a senior advisor to the Chairman and Chief Executive Officer of AT&T Wireless through December 2004. From 1995 through 1999, he served as the Executive Vice President and Chief Financial Officer of AirTouch Communications, Inc., a telecommunications device company. Mr. Gyani also previously served on the board of directors of Keynote Systems, Inc., an Internet software company, and also Safeway Inc., a retail food and drug company. He serves as a director of Ruckus Wireless, Inc., a Wi-Fi technology company, Audience, Inc., a global provider of advanced voice and audio processors for mobile products, and Union Bank, N.A., a commercial bank, as well as on the boards of directors of certain private companies.
Mr. Gyani brings to the Board an in-depth knowledge of, and years of experience in, public company governance.
Paul Hazen has served on the Board since August 2007. Mr. Hazen is the former Chairman and Chief Executive Officer of Wells Fargo & Company (Wells Fargo). Mr. Hazen joined Wells Fargo in 1970. He served as Vice Chairman from 1981 to 1984, President and Chief Operating Officer from 1984 to 1995, Chairman and Chief Executive Officer from January 1995 to November 1998, and Chairman from January 1995 to May 2001. Mr. Hazen was also the President of Wells Fargo Real Estate Investment Trust, a publicly traded REIT, from 1973 to 1978. Mr. Hazen retired after he left his post as Chairman of Wells Fargo in May 2001. Mr. Hazen is currently Chairman of Accel-KKR, a private equity firm, and serves on the board of KSL Resorts, a hospitality firm. Past board positions include KKR Financial Holdings LLC (Chairman), Safeway (Lead Independent Director), Phelps Dodge, Vodafone Group Plc (Deputy Chairman and Lead Independent Director), Willis Group Holdings Ltd., Prosper Marketplace, National Retirement Partners, Xstrata, the San Francisco Symphony, and the San Francisco Museum of Modern Art. Mr. Hazen also served on the Federal Advisory Council to the Federal Reserve from 1987 to 1991, acting as President of the Council in 1991, reporting to Alan Greenspan as Chairman.
Mr. Hazen brings to the Board significant experience in business strategy as a current and past senior executive of large companies, as well as considerable directorial and board committee experience.
Arun Sarin has served on the Board since August 2009. Mr. Sarin has served on the board of directors of Safeway from August 2009 to January 2015. From April 2003 to July 2008, Mr. Sarin was the Chief Executive Officer of Vodafone Group Plc. (Vodafone), a global mobile communications company. From 1999 to 2008, Mr. Sarin was a director of Vodafone. Mr. Sarin has served on the board of directors of The Charles Schwab Corporation, a provider of brokerage, banking and financial advisory services, and Cisco Systems, Inc., a networking technology company, since September 2009. He previously served until 2009 as a member of the Court of Directors of the Bank of England. From 1999 to 2003, he served as a director of The Gap, Inc., a specialty retailer.
Mr. Sarin brings to the Board significant experience as a former senior executive of a large, global company, where he developed expertise in finance, marketing and operations, and considerable directorial and board committee experience.
Class III Directors Continuing in Office until the 2016 Annual Meeting of Stockholders
Richard H. Bard has served on the Board since October 2014. Mr. Bard is the Founder, Chairman and Chief Executive Officer of Bard Capital Group LLC, an operating and investment business. Mr. Bard currently serves as the Chairman of Blastrac Global, Inc., Chairman and Co-CEO of Centennial Jet Partners LLC., and Vice Chairman of CIC Bancshares, Inc. Mr. Bard also served as Chairman and Deputy Chairman of the Federal Reserve Bank of Kansas City from 2002 to 2006. He is a founding member of the Board of Visitors at Penn State's Smeal College of Business, and he is a former Chairman of the Advisory Board of the Business School at University of Colorado at Denver. He also created the Bard Center for Entrepreneurship at the Business School of the University of Colorado at Denver.
Mr. Bard brings to the Board extensive knowledge and experience as a director across a diverse set of companies and as an executive and entrepreneur.
Steven A. Burd has served on the Board since August 2007. Mr. Burd is the Founder, and Chief Executive Officer of Burd Health LLC, a company helping large self-insured employers reduce health-care costs. Mr. Burd served on the board of directors of Safeway from September 1993 to May 2013 and as Chairman of the board of directors of Safeway from May 1998 to May 2013. He served as Chief Executive Officer of Safeway from April 1993 to May 2013 and as President from October 1992 to April 2012. Mr. Burd is also a director of Kohl’s Corporation, a specialty department store company, and of Physiotherapy Associates and the Prostate Cancer Foundation.
Mr. Burd brings to the Board considerable management, directorial, board committee experience and an understanding of our business.
Robert L. Edwards has served on the Board since July 2008, and previously served on our Board from January 2006 to August 2007. Mr. Edwards has been Chief Executive Officer of Safeway since May 2013, President of Safeway since April 2012 and served as Executive Vice President and Chief Financial Officer of Safeway from March 2004 to April 2012. Prior to joining Safeway, from September 2003 to March 2004, he served as Executive Vice President and Chief Financial Officer of Maxtor Corporation, a hard disk drive manufacturer. From 1998 to August 2003, Mr. Edwards held various executive positions, including Chief Financial Officer and Chief Administrative Officer at Imation Corporation, a developer, manufacturer and supplier of magnetic and optical data storage media. Mr. Edwards is also a director of KKR Financial Holdings LLC, a specialty finance company, where he serves on the audit committee.
Mr. Edwards brings to the Board both a strong understanding of our business and extensive knowledge of financial reporting.
William Y. Tauscher has served as our Chief Executive Officer since August 2010, as a member of the Board since August 2007 and as Chairman of the Board since August 2009. He also served as our Executive Chairman from March 2010 to August 2010 and as President from August 2010 to November 2010. Mr. Tauscher served on the board of directors of Safeway from May 1998 to January 2015, where he also served on the executive committee. Since 1986, he has been a managing member of the Tauscher Group, which invests and assists in the management of enterprises involved with home products, transportation, telecommunications and real estate. From 2004 to August 2010, he served as the Chief Executive Officer, and continues to serve as the Chairman of the board of directors, of Vertical Communications, Inc., a communications technology company. Mr. Tauscher also serves as a director of a number of privately held companies. Mr. Tauscher holds a B.S. in administrative sciences from Yale University.
Mr. Tauscher brings to the Board significant experience as a senior executive and director of multiple companies.
Class I Directors Continuing in Office until the 2017 Annual Meeting of Stockholders
Douglas J. Mackenzie has served on the Board since August 2007. Mr. Mackenzie has been a managing member of Radar Management, LLC, a private equity and venture capital firm, since January 2005, and has been a partner with Kleiner Perkins Caufield & Byers (KPCB), a venture capital firm, since 1992. He joined KPCB in 1989 and has focused his investment activities in the software sector. Mr. Mackenzie served as a member of the board of directors of Safeway from March 2005 through May 2009. He also served on the board of directors of Marimba Inc., a software provider, from August 1996 to July 2004, and Epiphany, Inc., a software provider, from January 1998 to September 2006, as well as numerous privately held companies. In addition, he serves as an advisory council member of the Stanford Engineering School, as a board member of the Monterey Peninsula Foundation, and as a Trustee of the U.S. Ski and Snowboard Team Foundation.
Mr. Mackenzie brings to the Board extensive knowledge in investment and operations.
Lawrence F. Probst III has served on the Board since April 2008. Mr. Probst has served on the board of directors of Electronic Arts Inc. (EA), a software company, since January 1991 and as Chairman of the board since July 1994. He served as Executive Chairman of EA from March 2013 to December 2014. In addition, Mr. Probst served in a variety of senior management and executive positions at EA from 1984 until September 2008, including Chief Executive Officer from May 1991 to April 2007 and President from December 1990 to October 1997. Mr. Probst also sits on the boards of two cancer research groups, the V Foundation and ABC2, and has served as the Chairman of the board of directors of the U.S. Olympic Committee since October 2008 and a member of the International Olympic Committee since September 2013.
Mr. Probst brings to the Board extensive management, operational and board governance experience.
Jane J. Thompson has served on the Board since October 2014. Ms. Thompson is the founder and CEO of Jane J. Thompson Financial Services LLC, a management consulting firm. From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Walmart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company. Ms. Thompson has served on the board of directors of The Fresh Market, Inc., a specialty food retailer, since June 2012, on the board of directors of VeriFone Systems, Inc., a provider of electronic payment solutions, since March 2014, on the board of directors of On Deck Capital, Inc., a provider of online loans for small businesses since August 2014, and on the board of directors of Navient Corporation, a loan management, servicing and asset recovery company since May 2014.
Ms. Thompson brings to the Board extensive mass-market consumer financial services experience and over 30 years in senior executive and management positions with large, publicly traded companies.
Executive Officers
The executive officers of the Company at the Record Date, other than Mr. Tauscher already discussed above, are set forth in the table below.

Name	Age	Position/Office Held With the Company
Talbott Roche	48	President
Jerry N. Ulrich	60	Chief Financial Officer and Chief Administrative Officer
David C. Tate	46	Senior Vice President, Products and Marketing
Christopher C. Crum	53	Senior Vice President, Sales
Juli C. Spottiswood	48	Senior Vice President/General Manager, Engagement Solutions
David E. Durant	52	General Counsel and Secretary
Talbott Roche has served as our President since November 2010. Ms. Roche originally joined us as Assistant Vice President in July 2001 while we were a specialty marketing division of Safeway. Ms. Roche transitioned to the role of Senior Vice President, Marketing, Product and Business Development in January 2005 and served in that position until November 2010. Prior to joining us, Ms. Roche served as a Branding Consultant and Director of New Business Development for Landor Associates, a marketing consulting firm, from October 2000 to July 2001. From 1996 to 2000, Ms. Roche held various executive positions at News Corporation, a media and marketing services company, including Senior Vice President, Sales for the Smart Source iGroup and Vice President, Sales for News America Marketing. Ms. Roche holds a B.A. in economics from Stanford University.
Jerry N. Ulrich has served as our Chief Financial Officer since June 2006. Mr. Ulrich was appointed to the additional position of Chief Administrative Officer of Blackhawk in March 2007. Prior to joining Blackhawk, Mr. Ulrich served as the Vice President Operations and Chief Financial Officer of Xign Corporation, an electronic payments service provider, from January 2001 through June 2006. In addition, Mr. Ulrich served as interim President and Chief Executive Officer of Optimal Networks Corporation, an information technology solutions provider, from 1999 to 2000; as President of Netwave Technologies, Inc., a wireless network products company, from 1996 to 1999; and in various positions including Chief Financial Officer and Chief Operating Officer for Xircom, Inc., a computer networking company, from 1992 to 1996. Mr. Ulrich received a B.S. in business administration with a major in accounting from The Ohio State University.
David C. Tate has served as our Senior Vice President, Products and Marketing since December 2013. Mr. Tate originally joined us as Regional Vice President, Business Development in October 2001 while we were a specialty marketing division of

Safeway. Mr. Tate was promoted to Group Vice President, Gift Cards in January 2005. Mr. Tate was promoted to General Manager, Core Business in January 2011. Prior to joining Blackhawk, Mr. Tate served in various sales, management and executive roles at On Technology and NewChannel Inc. Mr. Tate holds a B.A. in business from Southern New Hampshire University.
Christopher C. Crum has served as our Senior Vice President, Sales since December 2013. Mr. Crum originally joined us in May 2006 as Regional Vice President, Alliance Sales until his promotion to Vice President, West in March 2007. Mr. Crum was promoted to Group Vice President, North America Sales in February 2009. Prior to joining Blackhawk, Mr. Crum served in various sales and executive roles at Endeca Technologies and Broadvision, Inc. Mr. Crum holds a B.B.A. in economics from California State University of Fresno.
Juli C. Spottiswood has served as our Senior Vice President/General Manager, Engagement Solutions since October 2014. Prior to joining Blackhawk, Ms. Spottiswood served as the President, Chief Executive Officer and board member of Parago, Inc., an incentives and rewards solutions company acquired by the Company in October 2014, from 2007 to October 2014, and served as its Chief Financial Officer from 1999 to 2007. Ms. Spottiswood has served on the board of directors of Cardtronics, Inc., a retail ATM owner, since May 2011. Ms. Spottiswood holds a B.B.A. in accounting from The University of Texas at Austin.
David E. Durant has served as our General Counsel and Secretary since December 2008. Mr. Durant originally joined us in July 2001, serving as a Senior Corporate Counsel while we were a specialty marketing division of Safeway. Mr. Durant became our Assistant Vice President and Assistant Secretary in July 2003. Mr. Durant then transitioned to the role of Group Vice President, Legal in June 2006. Prior to joining us, Mr. Durant served as Senior Corporate Counsel at Safeway from 1999 to 2006. Mr. Durant holds a B.A. in political science from Rutgers University and a J.D. from The University of Chicago Law School.

CORPORATE GOVERNANCE
General
Blackhawk aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law.
The Board has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter and our Nominating and Corporate Governance Committee Charter, please visit the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading. The contents of our website are not incorporated by reference into this Proxy Statement.
Independence of the Board of Directors
The Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that Messrs. Bard, Gyani, Hazen, Mackenzie, Probst and Sarin and Ms. Thompson, representing seven of our ten directors, are “independent directors” as defined under the NASDAQ Stock Market rules and in accordance with the regulations of the SEC.
There are no family relationships among any of our directors or executive officers.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. A copy of Blackhawk’s Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics also will be posted on our website within four business days following the amendment or waiver as required by applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market.
Information Regarding the Board of Directors and its Committees
Board Responsibilities; Role in Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management based on reports from the compensation committee. Following the end of each year, the Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, our Audit Committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Audit Committee reports to the full Board with respect to these matters, among others. Our compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and periodically reports to the entire Board about such risks.
Leadership Structure
Mr. Tauscher currently serves as our Chairman and Chief Executive Officer. The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure of the Company so as to provide independent oversight of management. We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as we believe it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure makes the best use of the Chief Executive Officer’s knowledge of the Company.

Lead Independent Director
Mr. Hazen was elected by our independent directors as our Lead Independent Director of the Board on February 23, 2015. The appointment of a Lead Independent Director helps ensure that Blackhawk benefits from effective oversight by its independent directors. As set forth in our Corporate Governance Guidelines, the Lead Independent Director’s duties include among other things: serving as a liaison between the Chairman and the independent directors; approving and including information sent to the Board and working to ensure that the directors have the information necessary to perform their duties; approving agendas for meetings of the Board and its committees; approving schedules for Board meetings to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the Independent Directors; and, if requested by large stockholders, ensuring that Mr. Hazen is available for consultation and direct communication.
Board Meetings and Committees
Committees of the Board of Directors
The Board has established the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The conflicts committee, which was responsible for review of related party transactions in which Safeway was a party with an interest adverse to our interests, was dissolved effective February 23, 2015, following the acquisition of all outstanding shares of Safeway by AB Acquisition LLC on January 30, 2015.

Board/Committee	Primary Areas of Risk Oversight
Full Board
Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal compliance and strategy, and our operational infrastructure, particularly cyber security, reliability, business continuity and capacity.

Nominating and Corporate Governance Committee	Risks and exposures associated with director and management succession planning, corporate governance and overall Board effectiveness.

Compensation Committee	Risks and exposures associated with leadership assessment, executive compensation programs and arrangements, including overall incentive and equity plans.

The following chart details the membership of each standing committee, which is current as of March 28, 2015.

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Richard H. Bard	M		C
Steven A. Burd
Robert L. Edwards
Mohan Gyani	C		M
Paul Hazen		C
Douglas J. Mackenzie
Lawrence F. Probst III	M		M
Arun Sarin		M
Jane J. Thompson		M

M = Member
C = Chair
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
The Board met eight times during 2014. The audit committee met five times, the compensation committee met four times and the nominating and corporate governance committee met three times during 2014. During 2014, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Audit Committee
Our audit committee oversees the corporate accounting and financial reporting process. Among other matters, the audit committee evaluates our independent registered public accounting firm’s qualifications, independence and performance, determines the engagement of the independent registered public accounting firm, reviews and approves the scope of the annual audit and the audit fees, discusses with management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements, approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accounting firm on the Blackhawk engagement team as required by law, reviews our critical accounting policies and estimates, oversees our internal audit function, including reviewing the organization, scope and effectiveness of our internal audit function and our disclosure and internal controls, and annually reviews the audit committee charter and the committee’s performance. The current members of our audit committee as of March 28, 2015 are Mr. Gyani, who is the chair of the committee, Mr. Bard and Mr. Probst. All members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Board has determined that each of Mr. Gyani and Mr. Bard is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NASDAQ Stock Market. The current members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the audit committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other things, the compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations, administers the issuance of stock options and other awards under our stock plans and annually reviews the compensation committee charter and the committee’s performance. The current members of the compensation committee as of March 28, 2015 are Mr. Hazen, who is the chair of the committee, Mr. Sarin and Ms. Thompson. The current members of the compensation committee are independent directors as defined under the applicable rules and regulations of the SEC, the NASDAQ Stock Market and Internal Revenue Code of 1986, as amended (Code). During 2014, the compensation committee continued to engage Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the compensation committee with its responsibilities related to the Company’s executive and board of director compensation programs. Based on information provided by Mercer and by Company management, in April 2015, the compensation committee determined that no conflict of interest exists with, or was raised during the 2014 fiscal year by the work of, Mercer, and Mercer is independent considering all of the six factors enumerated by the SEC for evaluating adviser independence. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. A copy of the compensation committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
Compensation Consultant Fee Disclosure
Other than advising the compensation committee, Mercer did not provide any material services to the Company in 2014. Because of the policies and procedures that Mercer and the compensation committee have in place, the compensation committee is confident that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company.
Mercer’s fees for executive compensation consulting to the compensation committee in fiscal year 2014 were $120,775.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. For Board membership, the nominating and corporate governance committee takes into consideration applicable laws and regulations (including the NASDAQ Stock Market listing standards), diversity, age, skills, experience, integrity, ability to make independent analytical inquires, understanding of the Company’s business and business environment, willingness to devote adequate time and effort to Board responsibilities and other relevant factors.
The nominating and corporate governance committee will consider director candidates recommended by stockholders. Though the committee has not established a formal policy with regard to consideration of director candidates recommended by stockholders, the Board believes that such the procedures set forth in the Company’s amended and restated bylaws are currently sufficient and that the establishment of a formal policy is not necessary.
Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board may do so by delivering, along with any updates or supplements required by the Company’s amended and restated bylaws, a written recommendation, c/o the Company’s General Counsel and Secretary, to the following address: Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588 not earlier than the 120th day prior to and not later than the 90th day prior to the first anniversary of the Company’s annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such recommendation shall be delivered not earlier than the 120th day prior to the Company’s annual meeting and not later than the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Submissions must include the required information and follow the specified procedures set forth in the Company’s amended and restated bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The nominating and corporate governance committee will evaluate any director candidates that are properly recommended by stockholders in the same manner as it evaluates all other director candidates, as described above.
The nominating and corporate governance committee as of March 28, 2015 is composed of Mr. Bard, Mr. Gyani and Mr. Probst, with Mr. Bard serving as the chair of the committee. Potential candidates for nomination to the Board will be discussed by the committee. The Board has affirmatively determined that each of Mr. Bard, Mr. Gyani and Mr. Probst meets the definition of “independent director” for purposes of the NASDAQ Stock Market listing rules. A copy of the nominating and corporate governance committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.

Stockholder Communications with the Board of Directors
Stockholders and other interested parties may communicate with the Board at the following address:
The Board of Directors
c/o General Counsel and Secretary
Blackhawk Network Holdings, Inc.
6220 Stoneridge Mall Road
Pleasanton, CA 94588
Communications are distributed to the Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Compensation Committee Interlocks and Insider Participation
During 2014, Messrs. Edwards, Hazen and Sarin served on our compensation committee. None of the members of our compensation committee is or has at any time been one of our officers or was during fiscal year 2014 an employee.
During 2014, Mr. Tauscher, our Chairman and Chief Executive Officer, served on the board of directors of Safeway and on the executive committee of the board of Safeway. Mr. Edwards, Safeway’s President and Chief Executive Officer, also served on the Board and on our compensation committee during 2014. Mr. Burd, who was Safeway’s Chief Executive Officer until May 14, 2013, also served on the Board and on our nominating and corporate governance committee during 2014. Please see “Certain Relationships and Related Party Transactions.”
There are no family relationships among any of our directors or executive officers.
Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation (both before and after any amendment approved pursuant to Proposal No. 3) and amended and restated bylaws, provide that we will limit the liability of, and indemnify, our directors and officers and may limit the liability of, and indemnify, our employees and agents to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, the Company also is empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors, officers and certain employees. These agreements provide for the indemnification of our directors, officers and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year ending January 2, 2016 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power of the shares of Common Stock that are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services

Fee Category	Fiscal 2014 Fees ($)	Fiscal 2013 Fees ($)
Audit Fees	2,532,000	3,006,400
Audit-Related Fees	—	42,000
Tax Fees	411,000	425,900
All Other Fees	—	—
Total Fees	2,943,000	3,474,300
Audit Fees
Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements, including reviews or our quarterly financial statements, as well as audit services provided in 2014 in connection with acquisitions, the Spin-Off from Safeway, certain regulatory filings including our 2014 filings of reports on Form 10-K, Form 10-Q and Form 8-K, comfort letter consents and other SEC related work. Included in our Audit Fees for 2013 filings are fees for services rendered in connection with our registration statements on Form S-1, related to our initial public offering, and Form S-8, comfort letter consents and other SEC related work.
Audit-Related Fees
Audit-related fees primarily include fees for certain consultations on various accounting and reporting matters.
Tax Fees
Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and tax return preparation.
All Other Fees
There were no other fees of Deloitte during 2014 and 2013.
Pre-Approval Policies and Procedures
The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available on our website at http:// ir.blackhawknetwork.com. The audit committee approved all audit and other services provided by Deloitte for 2014 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.
The audit committee considered whether the non-audit services rendered by Deloitte were compatible with maintaining Deloitte’s independence and concluded that they were so compatible.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2015 FISCAL YEAR ENDING JANUARY 2, 2016.

PROPOSAL NO. 3: APPROVAL OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CONVERT OUTSTANDING SHARES OF CLASS B COMMON STOCK INTO COMMON STOCK AND RENAME THE CLASS A COMMON STOCK AND ELIMINATE OBSOLETE PROVISIONS OF THE CERTIFICATE OF INCORPORATION

Our Board of Directors has approved a Second Amended and Restated Certificate of Incorporation that would, if approved at the Annual Meeting and filed with the Secretary of State of the State of Delaware, convert all outstanding shares of Class B Common Stock into shares of Common Stock, rename the Class A Common Stock, and eliminate certain provisions of our existing Amended and Restated Certificate of Incorporation relating to our dual-class common stock structure and the ownership interest formerly held in us by Safeway. In accordance with the Delaware General Corporation Law, our Board is submitting the proposed Second Amended and Restated Certificate of Incorporation for the approval of our stockholders, as described in more detail below.
The primary purpose for this proposal is the elimination of our current dual-class common stock structure by converting Class B Common Stock into Common Stock, which will result in our having only a single class of common stock outstanding. We refer to this action throughout this Proxy Statement as the “conversion.”
The text of the proposed Second Amended and Restated Certificate of Incorporation, marked to show changes to our current Amended and Restated Certificate of Incorporation, as previously amended by the Certificate of Amendment thereto, is included as Annex A to this document.
Background of our Dual Class Structure
We currently have two classes of common stock outstanding: Class A Common Stock and Class B Common Stock. The relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock are identical in all respects except for voting rights. In accordance with our Amended and Restated Certificate of Incorporation, in any matter subject to a vote of our stockholders, each holder of Class A Common Stock is entitled to one vote per share and each holder of Class B Common Stock is entitled to ten votes per share.
As of March 26, 2015, there were  13,266,445  shares of Class A Common Stock outstanding held by  81  holders of record and  40,605,568  shares of Class B Common Stock outstanding held by  9,046  holders of record. As of that date, the outstanding Class B Common Stock represented approximately  75.37% of our shares of outstanding Common Stock, and approximately  96.84% of the total voting power of the outstanding common stock.
The dual-class common stock structure was created concurrently with our initial public offering in April 2013, so that following the initial public offering our former parent, Safeway, would maintain greater than 80% voting control of us.
In April 2014, Safeway completed the disposition of all of the shares of our Class B Common Stock it held at that time. Safeway distributed the special stock dividend (Spin-Off) in the form of a pro-rata common stock dividend. Safeway stockholders received 0.164291 of a share of Class B Common Stock for every share of Safeway common stock held as of the close of business on April 3, 2014, and our Class B Common Stock was concurrently listed for trading on the NASDAQ Stock Market. In connection with the Spin-Off from Safeway, we entered into a second Amended and Restated Tax Sharing Agreement with Safeway (SARTSA) which includes, among other things, a limitation on our ability to take any action to affect the relative voting rights of any separate classes of our common stock (including, without limitation, through conversion of one class of common stock into another class) prior to the fifth anniversary of completion of the Spin-Off. This limitation no longer applied following the acquisition of all outstanding shares of Safeway by AB Acquisition LLC on January 30, 2015 (Merger).
Trading History and Disadvantages of the Dual-Class Structure
Since our Spin-Off from Safeway the price of our Class B Common Stock on the NASDAQ has fallen below the price of our Class A Common Stock, despite the higher voting power of the Class B Common Stock and the greater number of shares of Class B Common Stock outstanding. From the date of the Spin-Off through March 26, 2015, the discount has ranged from a low of approximately 0.04% to a high of approximately 5.66%, with an average discount over the past year of approximately 1.89%. The discount has continued even after announcement of the proposed conversion; as of March 26, 2015, the discount was approximately 1.09%. This has generated frustration for holders of shares of Class B Common Stock, and our management has fielded many questions from stockholders and analysts regarding why the discount exists and when and how we will address it.
In addition, the average daily trading volume of the Class B Common Stock since the Spin-Off has generally been significantly lower than that of the Class A Common Stock, despite the greater number of outstanding shares of the Class B Common Stock. We believe, based in part on advice from outside financial advisors, that the resulting lower trading volume and liquidity of the Class B Common Stock is primarily responsible for the price disparity between the two classes.

We also believe that a significant amount of confusion has arisen among stockholders, potential stockholders, the financial media and other members of the financial community with respect to our dual-class common stock structure. The use of different trading symbols for the two classes of common stock (HAWK and HAWKB) has contributed to the confusion, given that these trading symbols have been reproduced, recorded or described in different ways by various sources. Some stockholders have reported an inability to use certain reporting services to find trading prices for the Class B Common Stock. As a result, the public may have obtained conflicting and confusing financial information from various third-party sources, and management has been required to spend time and resources correcting flawed information and educating existing and potential investors.
In summary, we believe that the collapse of the dual-class common stock structure into a single new class of common stock is in the best interests of the Company and the holders of both the Class A Common Stock and the Class B Common Stock. The conversion will eliminate the disparity in trading prices between our two classes of common stock, and we expect that it will also improve the liquidity profile of our common stock overall, allow for easier analysis and valuation of the new single class of common stock, and eliminate confusion within the financial community regarding the current dual-class structure. However, we cannot guarantee that the benefits of a simplified capital structure will be accomplished to the extent and in the manner we currently expect, if at all.
Considerations Involving the Proposed Conversion
In light of the trading price disparity and the resulting questions from current and potential stockholders, analysts and others, our management began to explore the potential conversion following the Merger, when it became permissible to take action to alter the relative voting rights of our outstanding classes of common stock under the SARTSA.
Our Board also conducted a more detailed review of the potential conversion. The Board considered the fairness of the proposed conversion to each class of stockholders, including consideration of the lesser trading price of the Class B Common Stock as compared to the Class A Common Stock, the expected improvement in the liquidity position of the Class B Common Stock and all holders of both classes of common stock in the event of the conversion, and the increase in the relative voting rights of holders of the Class A Common Stock as a result of the conversion, via elimination of the superior voting rights of the Class B Common Stock. The Board also considered the input of outside advisors, including materials assembled by a financial advisor regarding prior collapses of dual-class common stock structures. Furthermore, the Board considered the expected benefits of eliminating investor confusion and the resulting management distraction regarding the dual-class structure and the trading price disparity. The Board also took into account the elimination of administrative expenses resulting from the dual-class structure.
After a review of all the factors, the Board determined, to propose the conversion to the Company’s stockholders at the Annual Meeting, and to recommend to the stockholders that the Second Amended and Restated Certificate of Incorporation be approved.
The foregoing discussion of information considered by the Board in determining to authorize and recommend approval of the conversion is not intended to be exhaustive, but includes the material factors considered by the Board in making its decision. In view of the wide variety of factors considered by the Board and the complexity of these matters, the Board did not consider it practicable to, nor did it attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors described above, individual members of the Board may have given different weight to different factors. Although one of the potential benefits the Board considered was the elimination of administrative expenses resulting from the dual class structure, we do not expect that any cost savings resulting from conversion of the Class B Common Stock will be material. We cannot assure you when or if any specific potential benefits considered by the Board will be realized.
Other Proposed Charter Amendments
Our Board believes that upon completion of the conversion, the retention of provisions in our current Amended and Restated Certificate of Incorporation relating to our dual class common stock structure and the historical ownership interest Safeway held in the Company could confuse stockholders. The proposed amendments described below would eliminate such references and may serve to avoid any such confusion.
The current charter provisions proposed to be eliminated include, among others:

•	references to authorization of Class A Common Stock and Class B Common Stock;

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provisions defining the rights of holders of shares of Class A Common Stock and Class B Common Stock, including obsolete provisions regarding the convertibility of shares of Class B Common Stock into shares of Class A Common Stock;

•	obsolete provisions restricting the transferability of shares of Class B Common Stock; and

•	obsolete provisions allocating corporate opportunities among us and Safeway.
Except as specifically provided above, we do not intend this proposal to make any substantive change to our Amended and Restated Certificate of Incorporation. Adoption of this proposal will have no effect upon our future operations or capital structure or on the substantive rights of holders of shares of Class A Common Stock or Class B Common Stock, except for the elimination of the different voting powers of the two classes.
Certain Effects of the Proposed Amendments
If the proposed Second Amended and Restated Certificate of Incorporation becomes effective, each share of our outstanding Class B Common Stock will automatically be converted into one share of Common Stock and the Class A Common Stock will be renamed, creating a single class of outstanding shares named “Common Stock.” Such conversion will have the following effects, among others, on the holders of our Class A Common Stock and our Class B Common Stock:
Voting Power . Holders of Class B Common Stock are currently entitled to cast ten votes per share on any matters subject to a stockholder vote, and holders of shares of Class A Common Stock are entitled to cast one vote per share. Following the conversion, all existing stockholders will have only one vote per share in matters subject to a stockholder vote. On all matters, based on shares outstanding as of March 26, 2015, the current holders of outstanding shares of Class A Common Stock are entitled to cast approximately  3.16% of the vote and holders of outstanding shares of Class B Common Stock are entitled to cast approximately 96.84% . After the conversion, based on shares outstanding as of March 26, 2015, the current holders of outstanding shares of Class A Common Stock would be entitled to cast approximately  24.63% of the vote and the current holders of Class B Common Stock would be entitled to cast approximately  75.37% . In addition, our Amended and Restated Certificate of Incorporation and Delaware law require a separate class voting right if an amendment to our Amended and Restated Certificate of Incorporation would alter the powers, preferences or special rights of either such class so as to affect these rights adversely. Upon the conversion, these provisions will no longer have any effect because the Company would have only a single class of common stock outstanding.
Economic Equity Interests . The proposed conversion will have no impact on the economic equity interests of holders of our Class A Common Stock and our Class B Common Stock, including with regard to dividends, liquidation rights or redemption. As of March 26, 2015, the shares held by the holders of our Class A Common Stock represented  24.63% of the total outstanding shares of common stock and the shares held by the holders of our Class B Common Stock represented  75.37% . After the conversion, the shares of common stock held by current holders of our Class A Common Stock and our Class B Common Stock would represent the same proportions of the total outstanding shares.
Capitalization . The conversion will have no impact on the total issued and outstanding shares of common stock. As of March 26, 2015, there were  53,872,013  shares of common stock issued and outstanding, consisting of  13,266,445  shares of Class A Common Stock and  40,605,568  shares of Class B Common Stock. After the conversion, there would be  53,872,013  shares of common stock outstanding as of such date. In addition, the conversion will not increase our total number of authorized shares of common stock. Accordingly, after the conversion, our authorized capital stock will consist of 210,000,000 shares of common stock and 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding or will be outstanding immediately following the conversion.
NASDAQ Listing. Upon effectiveness of the conversion, our Class B Common Stock, trading symbol HAWKB, will be de-listed from the NASDAQ Stock Market and there will no longer be any trading in our Class B Common Stock. Instead all our Common Stock will continue to trade on the NASDAQ under the symbol “HAWK.”
Operations. The conversion will have no impact on our operations, except to the limited extent that we are able to realize some or all of the potential benefits from the proposed conversion that are described above.
Resale of Common Stock. Upon effectiveness of the conversion, shares of Common Stock may be sold in the same manner as our Class A Common Stock and our Class B Common Stock currently is sold. Our affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933, as amended.
Equity Incentive Plans. Upon the conversion, outstanding options and restricted stock and performance share awards denominated in shares of Class A Common Stock issued under any of our equity incentive plans will remain unchanged, except that they will represent the right to receive shares of Common Stock rather than Class A Common Stock. All outstanding options, stock appreciation rights and restricted stock and restricted stock units denominated in shares of Class B Common Stock issued under our 2006 Plan and our 2007 Plan similarly will be entitled to receive shares of Common Stock rather than Class B Common Stock.

Interests of our Officers and Directors in the Conversion. In considering the recommendation of our Board, you should be aware that some of our officers and directors may have interests in the conversion that are or may be different from, or in addition to, the interests of some or all of our public stockholders. For instance, our officers and directors hold shares of Class B Common Stock as described under “Security Ownership of Certain Beneficial Owners and Management” below.
Conditions Precedent to Effectiveness of the Second Amended and Restated Certificate of Incorporation
The effectiveness of the conversion and the related amendments to our Second Restated Certificate of Incorporation as described above are conditioned upon each of the following:

•	Approval by holders of a majority of the voting power of the outstanding shares of Class B Common Stock; and

•	Approval by holders of at least 75% of the voting power of all of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.
If approved, the Second Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware, which we expect to occur promptly following the Annual Meeting.
Stockholder Action if Proposal is Approved
If the proposed Second Amended and Restated Certificate of Incorporation is approved, the conversion will be automatically effective and no stockholder action will be required. Upon effectiveness of the conversion, book entry shares representing currently outstanding shares of Class A Common Stock or Class B Common Stock will automatically become book entries for an equal number of shares of the new single class of Common Stock.
Reservation of Rights by our Board of Directors
Our Board reserves the right to abandon the adoption of the amendments being proposed at the Annual Meeting without further action by our stockholders at any time before their effectiveness (as described above), even if the proposal has been approved by the stockholders and all other conditions to such adoption have been satisfied. Although the Board does not anticipate exercising its rights to abandon the amendments nor does it contemplate specific events that would trigger abandonment, the Board will defer or abandon the amendments if, in its business judgment, the conversion is no longer in the best interests of the Company or our stockholders. By voting in favor of the amendments, you will also be expressly authorizing the Board to determine not to proceed with, and abandon, the amendments (including the conversion) if it should decide to do so.
No Appraisal Rights
Holders of our Class A Common Stock and Class B Common Stock do not have appraisal rights under Delaware law or under our Amended and Restated Certificate of Incorporation in connection with the conversion.
Certain Federal Income Tax Consequences
We have summarized below certain federal income tax consequences of the conversion based on the Code. This summary applies only to our stockholders that hold their Class A Common Stock and Class B Common Stock as a capital asset within the meaning of section 1221 of the Code. Further, this summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your individual circumstances. In addition, this summary does not address any state, local or foreign tax consequences of the proposed conversion. This summary is included for general information purposes only and is not intended to constitute advice regarding the federal income tax consequences of the proposed conversion. Because the tax consequences to you will depend on your particular facts and circumstances, you are urged to consult your own tax advisor with respect to the tax consequences of the conversion, including tax reporting requirements.
We believe that as a result of the conversion:

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no gain or loss will be recognized for federal income tax purposes by any of the holders of our Class A Common Stock or any of the holders of our Class B Common Stock upon the conversion of Class B Common Stock into Common Stock and the re-naming of the Class A Common Stock as “Common Stock;”

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a stockholder’s aggregate basis in its shares of Common Stock will be the same as the stockholder’s aggregate basis in the Class A Common Stock and Class B Common Stock converted pursuant to the conversion;

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a stockholder’s holding period for common stock will include such stockholder’s holding period for the Class A Common Stock and Class B Common Stock converted pursuant to the conversion, provided that each share of Class A

Common Stock and Class B Common Stock was held by such stockholder as a capital asset as defined in Section 1221 of the Code on the effective date of the conversion; and

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no gain or loss will be recognized for federal income tax purposes by us upon the conversion of our Class B Common Stock into Common Stock and the renaming of the Class A Common Stock as “Common Stock.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL OF THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

PROPOSAL NO. 4: APPROVAL OF FIRST AMENDMENT TO THE
BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN

Introduction
We have adopted, subject to stockholder approval, an amendment (Amendment) to the 2013 Equity Incentive Award Plan (2013 Plan) to increase the number of shares we are authorized to issue or award under the 2013 Plan by 4,000,000 shares of Class A Common Stock. In addition, the Amendment contains a minimum vesting requirement, subject to limited exceptions that are described in further detail below, that the awards made pursuant to the 2013 Plan following the date of this Annual Meeting shall not vest earlier than the date that is one year following the date on which the award is granted.
A copy of the Amendment is included as Annex B to this Proxy Statement. The Board is requesting that stockholders vote in favor of amending the 2013 Plan by approving the Amendment.
Background of our Stock Compensation Plans
The 2013 Plan is an equity incentive plan pursuant to which the Company may grant equity and cash-based awards to employees, officers and directors of the Company. We believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on the creation of long-term value and stockholder returns. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for sales, creative, technical and leadership talent in our industry is intense. While equity is a strategic tool for recruitment and retention of top talent, we also carefully manage equity award issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range.
The Company maintains four (4) stock compensation plans (Equity Plans). We provide descriptions and information regarding the Equity Plans in Note 8 to our financial statements included in our Form 10-K filed March 4, 2015. The Equity Plans are: (1) Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (2006 Plan); (2) Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan (2007 Plan); (3) 2013 Employee Stock Purchase Plan; and (4) 2013 Plan. As originally adopted in connection with our initial public offering, the 2013 Plan permits the issuance of (i) up to 3,000,000 shares of our Class A Common Stock, plus (ii) the then remaining shares reserved for issuance under the 2006 Plan and 2007 Plan (collectively, Prior Plans), and those shares that later become available for future issuance as the result of the cancellation or forfeiture of then-outstanding awards granted under the Prior Plans. After our initial public offering and adoption of the 2013 Plan, there no longer are any shares available to grant under the Prior Plans. As of year-end 2014, 1,686,508 shares were available for grant under the 2013 Plan (inclusive of the shares available for issuance under the Prior Plans that became available as part of our 2013 Plan share reserve). As of March 1, 2015, following the Company’s new hire and annual “refresh” grants at the February 23, 2015 compensation committee meeting, there were 309,392 shares of Class A Common Stock still available for grant under the 2013 Plan.

General Description of Proposed Share Reserve Increase.
We are asking our stockholders to approve the Amendment to increase the share reserve by 4,000,000 shares because we believe the availability of an adequate reserve of shares under the 2013 Plan is necessary to our continued growth and success.

In its determination to seek stockholder approval to increase in the number of shares authorized under the 2013 Plan, the Board reviewed the compensation committee’s recommendations, which were based on an analysis prepared by and recommendations of Mercer, the compensation committee’s independent compensation consultant. The analysis included a review of share usage, dilution and the costs of the 2013 Plan as a percentage of market capitalization. Specifically, the Board and the compensation committee considered that:

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In 2014 and 2013, we granted equity awards representing a total of approximately 1,895,000 and 282,500 shares of Class A Common Stock, respectively, after giving effect to full value award multipliers. Prior to our initial public offering in April 2013, we granted 1,066,500 shares of Class B Common Stock under our Prior Plans. This level of equity awards reflects growth in our number of employees, both through hiring and through a series of acquisitions in 2014 and 2013. This burn rate illustrates that we are a high-growth company that has attracted and continues to attract the talent necessary to build our business. The number of employees increased from approximately 800 full-time employees at April 18, 2013 to the current level of approximately 1,690 full-time employees, as of March 1, 2015. To the extent that the size of our workforce plateaus, we anticipate that our burn rate would decrease.

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If we do not increase the number of shares of Class A Common Stock available for issuance under the 2013 Plan, then, based on historical usage rates (including the recent 2015 equity awards granted in 2015, totaling 1,436,600 shares), we expect to exhaust the share limit under the 2013 Plan in calendar year 2016. If that occurs, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

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Our annual shares usage, based on total anticipated 2015 equity awards of approximately 1,585,000 shares of Class A Common Stock (including the recent grant of awards in 2015), is 2.96% of common shares outstanding, which was considered by the compensation committee to be reasonable in light of our smaller size relative to the market, based on information provided by Mercer and the need of smaller companies to grant larger percentages of equity.

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Our annual accounting expense resulting from our total anticipated 2015 equity awards was under 1% of our market capitalization as of January 3, 2015, which was considered by the compensation committee to be reasonable when compared to competitive practices for other similarly sized companies in our peer group.

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Based on historical usage, and taking into account Blackhawk's market-based equity grant practices, anticipated award cancellations and forfeitures, the Board believes that the additional share authorization requested is appropriate to cover equity awards that are anticipated to be granted through fiscal year 2018.

The proposed Amendment is designed to maintain alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders’ interests. The 2013 Plan includes a number of provisions that promote best practices (none of which would be revised by the Amendment), including the following:

•	No Discounted Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

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No Repricing Without Stockholder Approval. Other than in connection with a change in Blackhawk’s capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, Blackhawk will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

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No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award, unissued shares resulting from the net settlement of outstanding SARs, and shares purchased by Blackhawk in the open market using the proceeds of option exercises do not become available for issuance as future awards under the 2013 Plan.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution.

•	No Evergreen Provision. The 2013 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2013 Plan can be automatically replenished.

•	No Automatic Grants. The 2013 Plan does not provide for automatic grants to employees.

•	No Tax Gross-ups. The 2013 Plan does not provide for any tax gross-ups.

•	No Single Trigger Acceleration. The 2013 Plan only permits acceleration on a change in control if the acquiring company refuses to assume or substitute awards.

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Extended Vesting Schedule. RSUs and Options awarded under the 2013 Plan are time-based for employees, and are generally subject to a 4-year vesting schedule; and performance-based awards generally vest over a multi-year performance and post-performance vesting period.

Pursuant to our policies, awards under the 2013 Plan are also supplemented by the following features (none of which would be revised by the Amendment):

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Clawback Provision. Our clawback policy includes provisions for seeking the return (clawback) from executive officers of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated.

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Ownership Guidelines. To help ensure that each of our non-employee directors and executives maintains an equity stake in the Company and, by doing so, to appropriately link their interests with those of other stockholders, by December 31, 2019, all non-employee directors are required to accumulate shares of the Company’s stock equal in value to at least three times the amount of their annual cash retainer as determined on December 31 of each year; and . our executive officers are required to accumulate shares of the Company’s stock equal in value to 2.0 times base salary (4.0 times salary for the CEO) as determined on December 31 of each year.

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Prohibition of Certain Aggressive or Speculative Trading and Hedging Transactions. Our Insider Trading Policy prohibits officers and directors and their respective family members from engaging, directly or indirectly, in any speculative transactions involving Blackhawk securities, including: purchases of Blackhawk stock on margin; short sales of Blackhawk securities; and buying or selling put or call options on Blackhawk securities, or entering into other derivative contracts relating to Blackhawk securities. In addition, the policy prohibits officers and directors from entering into hedging transactions.
As of March 1, 2015, following the Company’s new hire and annual “refresh” grants at the February 23, 2015 compensation committee meeting, there were:

•	309,392 shares of Class A Common Stock still available for grant under the 2013 Plan

•	3,785,852 options outstanding under all the Company’s Plans, with a weighted average price of $21.47 and a remaining term of 4.27 years

•	2,232,754 shares of unvested restricted stock or unearned performance shares outstanding under all the Company’s Plans and subject to continued vesting requirements

•	53,565,465 shares of Class A Common Stock and Class B Common Stock outstanding
In addition, if this Proposal No. 4 is adopted, the 2013 Plan will contain a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the 2013 Plan following the date of this Annual Meeting shall not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow (i) the issuance of awards in an aggregate of up to 5% of the shares available to be granted without minimum vesting provisions, and (ii) the plan administrator to waive the one-year vesting restrictions upon the participant's termination of service due to death or disability or in connection with a change in control. Annual grants to non-employee directors are also exempt from the minimum vesting requirement.
If this Proposal No. 4 is adopted, a maximum of 7,000,000 shares (which includes the proposed increase of 4,000,000 shares) of Class A Common Stock, plus the remaining shares (as of our initial public offering) reserved for issuance under the Prior Plans and shares that later become available for future issuance as the result of the cancellation or forfeiture of awards outstanding under our Prior Plan as of our initial public offering, will be reserved to the 2013 Plan. In light of the factors described above, the Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.
Material Terms of the 2013 Plan
The material terms of the 2013 Plan, as proposed to be amended by the Amendment, are summarized below and qualified in their entirety by reference to the 2013 Plan attached as Appendix A to our Proxy Statement for the 2014 Annual Meeting of Stockholders and the Amendment attached as Annex B to this Proxy Statement.
Eligibility and Administration. Awards under the 2013 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our affiliates. Such awards also may be granted to our directors. Only employees of the Company or certain of our subsidiaries may be granted incentive stock options, or ISOs. Currently, there are approximately 1,690 full-time employees, 9 non-employee directors and 0 consultants eligible to participate in the 2013 Plan.
The 2013 Plan is administered by our Board with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. We refer to the body that administers the 2013 Plan as the “administrator.” The 2013 Plan provides that the administrator may delegate its authority to grant or amend awards to employees other than executive officers and certain senior executives of the Company to a committee consisting of one or more members of our Board of Directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full Board. Our Board may at any time remove the compensation committee as the administrator and re-vest in itself the authority to administer the 2013 Plan.
Subject to the terms and conditions of the 2013 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and to determine the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2013 Plan. The administrator is also authorized to establish, adopt or revise rules relating to administration of the 2013 Plan.
Limitation on Awards and Shares Available. If our stockholders approve this proposal, the aggregate number of shares of our common stock that will be available for issuance under awards granted pursuant to the 2013 Plan will increase by 4,000,000 shares of our Class A Common Stock and will equal 7,000,000 shares of our Class A Common Stock were initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, (SARs), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards, performance share awards and other incentive awards, plus the number of shares remaining available for future awards under our Prior Plans as of the completion of our initial public offering in April 2013. Subject to certain limitations, the number of shares reserved for issuance or transfer pursuant to awards under the 2013 Plan will be increased by the number of shares represented by awards outstanding under our Prior Plans that are terminated, expire or lapse on or after the original effective date of the 2013 Plan and are not issued under the Prior Plans; any such shares will be added to the 2013 Plan’s share limit as Class A Common Stock.
The following counting provisions will be in effect for the share reserve under the 2013 Plan:

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to the extent that an award is forfeited or expires or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2013 Plan;

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to the extent shares are tendered or withheld to satisfy the exercise price or tax withholding obligation with respect to any award under the 2013 Plan, such tendered or withheld shares will not be available for future grants under the 2013 Plan;

•	to the extent that we repurchase shares of our Class A Common Stock prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2013 Plan;

•	shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the SAR on its exercise will not be available for future grants under the 2013 Plan;

•	shares purchased on the open market with the cash proceeds from the exercise of options will not be available for future grants under the 2013 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2013 Plan;

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awards granted under the 2013 Plan pursuant to a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2013 Plan; and

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to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any affiliate will not be counted against the shares available for issuance under the 2013 Plan.

In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2013 Plan during any calendar year is 1,000,000 shares and the maximum amount that may be paid under a cash award pursuant to the 2013 Plan to any one participant during any calendar year is $2,000,000.
Awards. The 2013 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, performance share awards, stock payments and other incentive awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Nonstatutory Stock Options, or NSOs, will provide for the right to purchase shares of our Class A Common Stock at a specified price which may not be less than fair market value on the date of grant (except with respect to substitute awards), and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

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Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant (except with respect to substitute awards), may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to certain significant stockholders, the 2013 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

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Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, generally will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends generally will not be released until restrictions are removed or expire.

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Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service with the Company or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested; and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

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Deferred Stock Awards represent the right to receive shares of our Class A Common Stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

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Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Class A Common Stock over a set exercise price. Except with respect to substitute awards, the exercise price of any SAR granted under the 2013 Plan must be at least 100% of the fair market value of a share of our Class A Common Stock on the date of grant. SARs under the 2013 Plan will be settled in cash or shares of our Class A Common Stock, or in a combination of both, at the election of the administrator.

•
Dividend Equivalents represent the value of the dividends, if any, per share paid by the Company, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the compensation committee or Board, as applicable.

•
Stock Payments may be authorized by the administrator in the form of Class A Common Stock or an option or other right to purchase Class A Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

•
Performance Shares are contractual rights to receive a range of shares of our Class A Common Stock, or a number of shares of our Class A Common Stock in cash, in the future based on the attainment of specified performance goals, in addition to other conditions that may apply to these awards.

•
Other Incentive Awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our Class A Common Stock or value metrics related to our shares of Class A Common Stock, and may remain forfeitable unless and until specified conditions are met.

Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation,” or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m).
Section 162(m) imposes a $1,000,000 cap on the compensation deduction that we may take in respect of compensation paid to our “covered employees” (which should include our Chief Executive Officer and our next three most highly compensated employees other than our Chief Financial Officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. However, QPBC performance criteria may be used with respect to performance awards that are not intended to constitute QPBC.
In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the 2013 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) regulatory body approval for commercialization of a product;

(xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii)financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; and (xxxiv) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
The 2013 Plan also permits the administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired, in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.
Certain Transactions. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Class A Common Stock or the share price of our common stock that would require adjustments to the 2013 Plan or any awards under the 2013 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make equitable adjustments to:

•	the aggregate number and type of shares subject to the 2013 Plan;

•
the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

•	the grant or exercise price per share of any outstanding awards under the 2013 Plan.
In the event of a change in control where the acquirer does not assume or substitute awards granted, immediately prior to the completion of such transaction, awards issued under the 2013 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. In addition, in the event of a change in control, the administrator will also have complete discretion to structure one or more awards under the 2013 Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis. The administrator may also make appropriate adjustments to awards under the 2013 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.
Foreign Participants, Transferability and Participant Payments. The administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits and the individual award limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. Effective December 2013, all awards are subject to the provisions of the clawback policy implemented by the Company, which includes provisions for seeking the return (clawback) from executive officers of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2013 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2013 Plan, the administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination. Our Board or the compensation committee may amend or modify the 2013 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

•	to increase the number of shares available under the 2013 Plan (other than in connection with certain corporate events, as described above); or

•
to “reprice” any stock option or SAR, or cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying share.

Our Board may terminate the 2013 Plan at any time. No incentive stock options may be granted pursuant to the 2013 Plan after the tenth anniversary of the effective date of the 2013 Plan. Any award that is outstanding on the termination date of the 2013 Plan will remain in force according to the terms of the 2013 Plan and the applicable award agreement.

New Plan Benefits
The benefits that will be awarded or paid under the 2013 Plan cannot currently be determined, except with respect to grants of restricted shares that will be awarded to non-employee directors serving on our Board of Directors on the date of this Annual Meeting, which are shown in the table below. The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the 2013 Plan will be determined in the discretion of our Board or compensation committee, and neither our Board nor compensation committee has determined future awards or who might receive them as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2013 Plan.

Determinable Benefits to be Awarded Under 2013 Plan
Name and Position	Dollar Value of Restricted Shares ($)	Grants of Restricted Shares (#)
William Y. Tauscher, Chairman and Chief Executive Officer	—	—
Talbott Roche, President	—	—
Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer	—	—
David C. Tate, Senior Vice President, Products and Marketing	—	—
Christopher C. Crum, Senior Vice President, Sales	—	—
Executive Group	—	—
Non-Employee Director Group (1)	1,260,000	—
Non-Executive Officer Employee Group	—	—

(1)
Pursuant to our non-employee director compensation program, revised on February 23, 2015 and effective as of January 4, 2015, each non-employee director serving on our Board (i.e., excluding Mr. Tauscher) will receive an annual award of restricted shares valued at $140,000 (based on the average market closing price per share of the common stock calculated over the 30-day period ending on the Friday immediately preceding the applicable annual stockholders meeting), which will vest in full on the earlier to occur of the one-year anniversary of the grant date and the date of the annual meeting of our stockholders immediately following the grant date, subject to the director’s continued service through the vesting date. The dollar value disclosed above assumes that each non-employee director, including our director nominees, continues to serve on our Board as of the date of the Annual Meeting.

Existing Plan Benefits - Awards to Certain Persons Granted as of March 1, 2015
The table below sets forth summary information concerning the number of shares of our common stock subject to stock options, restricted stock units, restricted stock awards, and performance share awards granted to certain persons under the 2013 Plan as of March 1, 2015. Stock options granted under the 2013 Plan to employees typically have a maximum term of seven years. The exercise price of all such stock options may not be less than 100% of the fair market value of the underlying share on the date of grant. Certain awards set forth in this table for the named executive officers were granted in 2013 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2013 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

	2013 Plan Equity Grants as of March 1, 2015
Name and Position	Stock Option Grants (#)	Weighted Average Exercise Price ($)	Restricted Stock Awards (#)	RSUs (#)	Performance Share Awards (Target #)
William Y. Tauscher, Chief Executive Officer and Chairman of the Board	280,700	$34.01	—	85,550	85,550
Talbott Roche, President	138,100	$32.92	—	42,100	42,100
Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer	66,650	$32.72	—	20,300	20,300
David C. Tate, Senior Vice President, Products and Marketing	45,900	$32.06	15,000	14,000	14,000
Christopher C. Crum, Senior Vice President, Sales	45,900	$32.06	—	14,000	14,000
All current executive officers as a group (7 persons)	645,250	$33.21	15,000	217,550	187,550
All current non-employee directors as a group (9 persons)	—	—	56,250	—	—
Mohan Gyani	—	—	7,500	—	—
Paul Hazen	—	—	7,500	—	—
Arun Sarin	—	—	7,500	—	—
Each associate of any such directors, executive officers or nominees	—	—	—	—	—
Each other person who received or is to receive 5 percent of such options or rights	—	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	558,100	$31.55	155,850	1,541,650	105,600

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2013 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the 2013 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss, depending on the duration for which the shares are held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of the ISO grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards. The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards and other types of awards are generally subject to income tax at the time of share delivery or other payment based on the fair market value of the share or other payment delivered on that date. Compensation that is effectively deferred will generally be subject to income taxation when paid, but will typically be subject to employment taxes in any earlier year in which vesting occurs. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations imposed by Section 162(m) with respect to covered employees.
Section 162(m) of the Code
Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2013 Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders and (iv) a compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.
The 2013 Plan has been designed to permit the compensation committee to grant stock options and other awards that will qualify as “qualified performance-based compensation.” At our annual stockholders meeting in 2014, our stockholders approved the material terms of the 2013 Plan for purposes of the stockholder approval requirements of Section 162(m), thus enabling the Company to structure awards granted under the 2013 Plan prior to our 2019 annual meeting of stockholders as qualified performance-based compensation (subject to the satisfaction of the other applicable requirements), if and when deemed appropriate by our compensation committee.
Section 409A of the Code
Certain types of awards under the 2013 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2013 Plan and awards granted under the 2013 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the approval of the Amendment to the 2013 Equity Incentive Award Plan.
The affirmative vote of the holders of a majority in voting power of the shares that are present in person or by proxy and entitled to vote thereon at the Annual Meeting, provided a quorum is present, is required for the approval of the equity incentive plan proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL OF THE AMENDMENT TO THE
BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of March 1, 2015 by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our Common Stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the table below, the address of each beneficial owner listed in the table is c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, California 94588.

	Class A Common Stock		Class B Common Stock
	Number of Shares Beneficially Owned (1)	% of Class A Common Stock (1)	Number of Shares Beneficially Owned (1)(2)	% of Class B Common Stock (1)	% of Total Voting Power
5% Stockholders:
Lazard Asset Management LLC (3) 30 Rockefeller Plaza New York, NY 10112	2,539,272	19.43%	—	—%	*
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10022	1,982,385	15.17%	—	—%	*
The Vanguard Group (5) 100 Vanguard Blvd Malvern, PA 19355	396,166	3.03%	3,341,452	8.25%	8.10%
Janus Capital Management LLC (6) 151 Detroit Street Denver, CO 80206	—	—%	2,916,540	7.20%	6.98%
FMR LLC (7) 245 Summer Street Boston, MA 02210	—	—%	2,472,221	6.10%	5.91%
Citadel Advisors LLC (8) 131 S. Dearborn Street, 32nd Flr Chicago, IL 60603	910,601	6.97%	—	—%	*
Lord Abbett & Co LLC (9) 90 Hudson Street Jersey City, NJ 07302	693,442	5.31%	—	—%	*
P2 Capital Partners LLC (10) 590 Madison Avenue, 25th Floor New York, NY 10022	—	—%	2,100,000	5.19%	5.02%
Named Executive Officers and Directors:
William Y. Tauscher (11)	38,652	*	756,983	1.84%	1.82%
Talbott Roche (12)	23,525	*	233,513	*	*
Jerry N. Ulrich (13)	12,224	*	156,000	*	*
David C. Tate (14)	19,776	*	18,596	*	*
Christopher C. Crum (15)	9,539	*	12,525	*	*
Richard H. Bard (16)	3,750	*	—	*	*
Steven A. Burd (17)	7,500	*	50,164	*	*
Robert L. Edwards (18)	3,750	*	114,451	*	*
Mohan Gyani (19)	7,500	*	54,107	*	*

	Class A Common Stock		Class B Common Stock
	Number of Shares Beneficially Owned (1)	% of Class A Common Stock (1)	Number of Shares Beneficially Owned (1)(2)	% of Class B Common Stock (1)	% of Total Voting Power
Paul Hazen (20)	10,400	*	50,000	*	*
Douglas J. Mackenzie (21)	7,500	*	58,214	*	*
Lawrence F. Probst III (22)	7,500	*	50,000	*	*
Arun Sarin (23)	7,500	*	50,000	*	*
Jane J. Thompson (24)	3,750	*	—	—%
All Executive Officers and Directors as a Group (16 persons) (25)	171,430	1.31%	1,634,621	3.92%	3.95%

*	Represents beneficial ownership of less than 1%.

(1)
We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares of Class A Common Stock or Class B Common Stock beneficially owned by a person, entity or group and the corresponding voting percentage ownership of that person, entity or group, shares of Common Stock underlying options and warrants that are held by that person, entity or group and that are currently exercisable or exercisable within 60 days of March 1, 2015 are considered to be outstanding. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person, entity or group. Except as indicated below, we believe, based on the information furnished to us, that the persons and entities named in this table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws where applicable.

(2)
Beneficial ownership as reported in the table excludes shares of Common Stock that may be issued upon the exercise of stock appreciation rights (SARs) that are exercisable within 60 days of March 1, 2015. The number of shares that will be received upon exercise of such SARs is not currently determinable and therefore is not included in the table above because each SAR gives the holder the right to receive the excess of the market price of one share of stock at the exercise date over the exercise price, which is not determinable until the date of exercise.

(3)
Based on a Schedule 13D filed with the SEC on March 4, 2015 by Lazard Asset Management LLC (Lazard). Lazard reports having sole voting power over 1,652,239 shares of Class A Common Stock and sole dispositive power over 2,539,272 shares of Class A Common Stock.

(4)
Based on a Schedule 13G/A filed with the SEC on January 9, 2015 by BlackRock, Inc. (BlackRock). BlackRock reports having sole voting power over 1,904,897 shares of Class A Common Stock and sole dispositive power over 1,982,385 shares of Class A Common Stock.

(5)
Based on two Schedule 13Gs filed with the SEC on February 11, 2015 by The Vanguard Group (Vanguard). Vanguard reports having sole voting power over 2,949 shares of Class A Common Stock and 64,908 shares of Class B Common Stock. Vanguard reports having sole dispositive power over 393,217 shares of Class A Common Stock and 3,280,944 shares of Class B Common Stock.

(6)
Based on a Schedule 13G filed with the SEC on February 18, 2015 by Janus Capital Management LLC (Janus). Janus reports having sole voting power and sole dispositive power over 2,916,540 shares of Class B Common Stock.

(7)
Based on a Schedule 13G filed with the SEC on February 13, 2015 by FMR LLC (FMR). FMR reports having sole voting power over 74,662 shares of Class B Common Stock and 2,472,221 shares of Class B Common Stock.

(8)	Based on a Schedule 13G filed with the SEC on February 17, 2015 by Citadel Advisors LLC (Citadel).

(9)
Based on a Schedule 13G filed with the SEC on February 13, 2015 by Lord Abbett Developing Growth Fund, Inc. (Lord Abbett). Lord Abbett reports having sole voting power and sole dispositive power over 693,442 shares of Class A Common Stock.

(10)	Based on a Form 13F filed with the SEC on February 17, 2015 by P2 Capital LLC.

(11)
Consists of (i) 28,888 shares of Class A Common Stock that may be acquired by William Y. Tauscher pursuant to the exercise of stock options within 60 days of March 1, 2015, (ii) 8,763 shares of Class A Common Stock that may be released to Mr. Tauscher pursuant to a restricted stock unit award within 60 days of March 1, 2015, (iii) 1,001 shares of Class A Common Stock held by Mr. Tauscher, (iv) 733 shares of Class B Common Stock held by Mr. Tauscher, and (v) 756,250 shares of Class B Common Stock that may be acquired by Mr. Tauscher pursuant to the exercise of stock options within 60 days of March 1, 2015.

(12)
Consists of (i) 1,000 shares of Class A Common Stock held by Talbott Roche, (ii) 17,275 shares of Class A Common Stock that may be acquired by Ms. Roche pursuant to the exercise of stock options within 60 days of March 1, 2015, (iii) 5,250 shares of Class A Common Stock that may be released to Ms. Roche pursuant to a restricted stock unit award within 60 days of March 1, 2015, (iv) 98,663 shares of Class B Common Stock held by Ms. Roche, (v) 6,000 shares of Class B Common Stock held by Ms. Roche that are currently unvested and subject to the Company’s repurchase option, and (vi) 128,850 shares of Class B Common Stock that may be acquired by Ms. Roche pursuant to the exercise of stock options within 60 days of March 1, 2015.

(13)
Consists of (i) 1,011 shares of Class A Common Stock held by Jerry N. Ulrich, (ii) 8,600 shares of Class A Common Stock that may be acquired by Mr. Ulrich pursuant to the exercise of stock options within 60 days of March 1, 2015, (iii) 2,613 shares of Class A Common Stock that may be released to Mr. Ulrich pursuant to a restricted stock unit award within 60 days of March 1, 2015, (iv) 34,000 shares of Class B Common Stock held by Mr. Ulrich, (v) 21,000 shares of Class B Common Stock held by The Ulrich Family Trust Dated November 1, 1996 as Amended and Restated in 2011, (vi) 6,000 shares of Class B Common Stock held by Mr. Ulrich that are currently unvested and subject to the Company’s repurchase option and (vii) 101,000 shares of Class B Common Stock that may be acquired by Mr. Ulrich pursuant to the exercise of stock options within 60 days of March 1, 2015.

(14)
Consists of (i) 11,250 shares of Class A Common Stock held by David C. Tate that are currently unvested and subject to the Company’s repurchase option, (ii) 6,538 shares of Class A Common Stock that may be acquired by Mr. Tate pursuant to the exercise of stock options within 60 days of March 1, 2015, (iii) 1,988 shares of Class A Common Stock that may be released to Mr. Tate pursuant to a restricted stock unit award within 60 days of March 1, 2015, (iv) 3,821 shares of Class B Common Stock held by Mr. Tate, (v) 2,500 shares of Class B Common Stock held by Mr. Tate that are currently unvested and subject to the Company’s repurchase option, and (vi) 12,275 shares of Class B Common Stock that may be acquired by Mr. Tate pursuant to the exercise of stock options within 60 days of March 1, 2015.

(15)
Consists of (i) 1,013 shares of Class A Common Stock held by Christopher C. Crum, (ii) 6,538 shares of Class A Common Stock that may be acquired by Mr. Crum pursuant to the exercise of stock options within 60 days of March 1, 2015, (iii) 1,988 shares of Class A Common Stock that may be released to Mr. Crum pursuant to a restricted stock unit award within 60 days of March 1, 2015, (iv) 2,000 shares of Class B Common Stock held by Mr. Crum and (v) 10,525 shares of Class B Common Stock that may be acquired by Mr. Crum pursuant to the exercise of stock options within 60 days of March 1, 2015.

(16)	Consists of 3,750 shares of Class A Common Stock held by Richard H. Bard that are currently unvested and subject to the Company’s repurchase option.

(17)
Consists of (i) 3,750 shares of Class A Common Stock held by Steven A. Burd, (ii) 3,750 shares of Class A Common Stock held by Mr. Burd that are currently unvested and subject to the Company’s repurchase option and (iii) 50,164 shares of Class B Common Stock held by Mr. Burd.

(18)
Consists of (i) 3,750 shares of Class A Common Stock held by Robert L. Edwards that are currently unvested and subject to the Company’s repurchase option, and (ii) 114,451 shares of Class B Common Stock held by Mr. Edwards.

(19)
Consists of (i) 3,750 shares of Class A Common Stock held by Mohan Gyani, (ii) 3,750 shares of Class A Common Stock held by Mr. Gyani that are currently unvested and subject to the Company’s repurchase option, (iii) 4,107 shares of Class B Common Stock held by Mr. Gyani and (iv) 50,000 shares of Class B Common Stock that may be acquired by Mr. Gyani pursuant to the exercise of stock options within 60 days of March 1, 2015.

(20)
Consists of (i) 6,650 shares of Class A Common Stock held by Paul Hazen, (ii) 3,750 shares of Class A Common Stock held by Mr. Hazen that are currently unvested and subject to the Company’s repurchase option and (iii) 50,000 shares of Class B Common Stock held by Mr. Hazen.

(21)
Consists of (i) 3,750 shares of Class A Common Stock held by Douglas J. Mackenzie, (ii) 3,750 shares of Class A Common Stock held by Mr. Mackenzie that are currently unvested and subject to the Company’s repurchase option, (iii) 8,214 shares of Class B Common Stock held by Mr. Mackenzie and (iv) 50,000 shares of Class B Common Stock that may be acquired by Mr. Mackenzie pursuant to the exercise of stock options within 60 days of March 1, 2015.

(22)
Consists of (i) 3,750 shares of Class A Common Stock held by Lawrence F. Probst III, (ii) 3,750 shares of Class A Common Stock held by Mr. Probst that are currently unvested and subject to the Company’s repurchase option and (iii)

50,000 shares of Class B Common Stock that may be acquired by Mr. Probst pursuant to the exercise of stock options within 60 days of March 1, 2015.

(23)
Consists of (i) 3,750 shares of Class A Common Stock held by Arun Sarin, (ii) 3,750 shares of Class A Common Stock held by Mr. Sarin that are currently unvested and subject to the Company’s repurchase option and (iii) 50,000 shares of Class B Common Stock that may be acquired by Mr. Sarin pursuant to the exercise of stock options within 60 days of March 1, 2015.

(24)	Consists of 3,750 shares of Class A Common Stock held by Jane J. Thompson that are currently unvested and subject to the Company’s repurchase option.

(25)
Consists of (i) 31,039 shares of Class A Common Stock held by all Executive Officers and Directors as a group, (ii) 45,000 shares of Class A Common Stock that are currently unvested and subject to the Company’s repurchase option, (iii) 95,391 shares of Class A Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2015, (iv) 335,130 shares of Class B Common Stock held by all Executive Officers and Directors as a group, (v) 14,500 shares of Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (vi) 1,280,950 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended January 3, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, other than the exceptions noted below.

•
A Form 4 for each of Steven A. Burd, Robert L. Edwards, Mohan Gyani, Paul Hazen, Douglas J. Mackenzie, Lawrence F. Probst III and Arun Sarin, our non-employee directors to report the grant of an award of restricted stock under our Director Program was inadvertently overlooked and filed late;

•	A Form 4 for David C. Tate, our Senior Vice President, Products and Marketing to report a restricted share release and withholding of shares for taxes was inadvertently overlooked and filed late;

•	A Form 4 for Christopher C. Crum, our Senior Vice President, Sales to report the sale of shares of Class B Common Stock was inadvertently overlooked and filed late; and

•	A Form 3 for Richard Bard was filed late following his initial appointment as a director.

COMPENSATION OF DIRECTORS
Director Compensation
Our Board has approved a compensation plan, which we refer to as the Director Program, for our non-employee directors, whom we refer to as eligible directors.
Under the Director Program, eligible directors are entitled to receive a combination of cash and equity-based compensation. Compensation paid to eligible directors in 2014 under the Director Program reflected terms the Board established in connection with our initial public offering in April 2013. On February 23, 2015, based on the compensation committee’s recommendation following an evaluation it conducted, with Mercer’s assistance, of our peer group’s director compensation programs, the compensation committee amended the Director Program, effective January 4, 2015 , in order to more closely align our Director Program with market practice and retain high caliber directors to serve on the Board. The Director Programs for 2014 and 2015 are summarized in the following table:

	2014 Director Program	2015 Director Program
Annual Board Retainer	$50,000	$60,000
Annual Committee Chair Retainers	$15,000 (Audit Committee) $10,000 (Compensation Committee) $5,000 (Nominating Committee)	$15,000 (Audit Committee) $10,000 (Compensation Committee) $5,000 (Nominating Committee)
Annual Committee Member Retainers	$10,000 (Audit Committee) $7,500 (Compensation Committee) $7,500 (Nominating/Governance Committee)	$10,000 (Audit Committee) $7,500 (Compensation Committee) $7,500 (Nominating/Governance Committee)
Annual Lead Independent Director Retainer	$0	$6,000
Annual Equity Grant	3,750 shares of restricted stock	$140,000 restricted stock
Annual cash retainers are paid in quarterly cash installments in arrears following the end of the applicable calendar quarters. The differences in Board committee retainers reflect the Board’s judgment of each Board Committee’s respective workload. The committee chairs also receive the committee member retainer for the same Board committee.
Each eligible director serving on the Board on the date of each annual stockholder meeting will receive an award of restricted shares, which will vest in full on the earlier to occur of the one-year anniversary of the grant date and the date of the annual meeting of our stockholders immediately following the grant date, subject to the director’s continued service through the vesting date. As noted in the table above, the each award granted in connection with our 2014 annual stockholder meeting covered 3,750 restricted shares. Each award granted in connection with our 2015 annual stockholder meeting will have a value equal to $140,000, based on the average market closing price per share of the Common Stock for the 30-day period ending on the Friday immediately preceding the annual stockholder meeting.
In addition, in December 2014, our Board granted Mr. Bard and Ms. Thompson an award of 3,750 restricted shares in connection with their appointment to our Board in October 2014. These awards will vest in full on May 20, 2015, subject to the director's continued service through such date.
We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees. We do not provide retirement benefits to our non-employee directors.

In the table below, we have set forth information regarding the compensation of our eligible directors for the fiscal year ended January 3, 2015.

Name of Director (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Richard H. Bard (3)	15,000	136,838	151,838
Steven A. Burd (3)	62,500	90,600	153,100
Robert L. Edwards (4)	44,375	90,600	134,975
Mohan Gyani (3)	82,500	90,600	173,100
Paul Hazen (3)	57,500	90,600	148,100
Douglas J. Mackenzie (3)	62,500	90,600	153,100
Lawrence F. Probst III (3)	60,000	90,600	150,600
Arun Sarin (3)	57,500	90,600	148,100
Jane J. Thompson (3)	14,375	136,838	151,213

(1)
Mr. Tauscher, our Chief Executive Officer, is not included in this table as he is an employee of the company and does not receive compensation for his services as a director. All compensation paid to Mr. Tauscher in 2014 for services he provided to us is reflected in the Summary Compensation Table.

(2)
In 2014, each director named in the table above received a grant of 3,750 restricted shares. Amounts reflect the full grant date fair value of restricted stock awards granted with respect to services performed in 2014 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock awards made to directors in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 4, 2015. The full grant date fair value for Messrs. Burd, Edwards, Gyani, Hazen Mackenzie, Probst and Sarin was $24.16. The full grant date fair value for Mr. Bard and Ms. Thompson was $36.49.

(3)	As of January 3, 2015 the non-employee directors each held 3,750 shares of restricted stock of Class A Common Stock that vests in full on May 20, 2015.

(4)
Mr. Edwards is employed by Safeway Inc. Since April 14, 2014, the date of the Spin-Off from Safeway, Mr. Edwards has been considered a non-employee director and received compensation from us under the Director Program.

Non-Employee Director Stock Ownership Policy
In April 2014, we adopted a stock ownership policy for all non-employee directors. All non-employee directors are required to accumulate shares of the Company’s stock equal in value to at least three times the amount of their annual cash retainer as determined on December 31 of each year. Non-employee directors are expected to meet their ownership requirements by December 31, 2019, but any newly appointed directors are expected to meet their ownership requirements within five years following their appointment date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This section discusses the material components of the executive compensation program for our named executive officers. In 2014, our “named executive officers” and their positions were as follows:

•	William Y. Tauscher, Chairman and Chief Executive Officer;

•	Talbott Roche, President;

•	Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer;

•	David C. Tate, Senior Vice President, Products and Marketing; and

•	Christopher C. Crum, Senior Vice President, Sales.
Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.
Executive Summary
Compensation Objectives and Philosophy
Our compensation programs for our executive officers are designed to attract and retain excellent managers and to motivate these managers to increase the market value of our stock over the long term. In support of these principal objectives, our compensation programs are designed to:

•
Provide our executives with base salaries, retirement and other benefits and perquisites that are competitive with those provided by other companies with whom we compete for executive talent, in order to attract, motivate and retain high performance individuals;

•
Tie a significant portion of total compensation to annual bonuses and performance-based compensation that reward our executives for the attainment of our financial, operational and strategic goals, when met or exceeded; and

•	Motivate our executives using equity-based compensation in order to improve our long-term performance.
We believe our compensation programs place emphasis on the achievement of Company-wide goals. We believe these features help align the interests of our executives with those of our long-term stockholders, promote the objective of compensating our executives for Company-wide performance and advance our objective of increasing stockholder returns.
Key Policies and Practices
We have implemented a number of policies and practices to drive performance, mitigate excessive risk taking and promote alignment of executive and stockholder interests. A summary of these policies and practices is below.
What We Do

•	Place a Significant Percentage of Compensation at Risk to Align Pay and Performance

•	Mitigate Undue Risk in Compensation by Placing Caps on Incentive Awards

•	Regularly Review Share Utilization to Ensure Reasonable Dilution Levels

•	Utilize an Independent Compensation Consulting Firm

•	Provide Reasonable Post-Employment/Change in Control Provisions

•	Grant a Portion of Long-Term Equity Incentives as Performance-Based Awards (new program adopted in fiscal year 2014)

•	Maintain a Clawback Policy and a Stock Ownership Policy for Executives

What We Don’t Do

•	No Employment Contracts, except with our CFO

•	No Excessive Severance or Change In Control Benefits, Including No Single-Trigger Vesting for Stock Options and Stock Awards Granted after our Initial Public Offering

•	No Historical Repricing of Underwater Stock Options

•	No Dividend or Dividend Equivalents Paid on Unearned Performance Awards

•	No Tax Gross-Ups

•	No Perquisites or Supplementary Retirement Benefits (except frozen benefits with Safeway)
New Pay for Performance Long-Term Incentive Compensation Program
In 2014, after much consideration and review, the compensation committee implemented a new long-term incentive compensation program that provides clear objectives, targets and improved alignment with measurable Company performance. The new program also puts more compensation at risk based on our performance and, in general, is more representative of best market practices.
Our new long-term incentive compensation program comprises awards of performance shares that are earned over a one-year performance period (the Company’s 2014 fiscal year) and vest in full on December 31, 2016, subject to continued service, thus promoting retention by delaying full payout for an additional two years after the performance period is over.
Each named executive officer is eligible to earn, vest in and receive a number of shares of the Company’s Class A Common Stock ranging from 0% - 200% of the target number of performance shares granted based on the attainment of adjusted operating revenue growth and adjusted EBITDA growth at certain levels during the performance period, as measured against the Company’s adjusted operating revenue and adjusted EBITDA for fiscal year 2013. If the Company does not achieve at least the minimum goal for both performance goals, then all of the performance shares will be forfeited.
Elements of Compensation
The compensation committee uses four core compensation and benefits elements to provide a competitive overall compensation and benefits package to executive officers. We believe each of these elements forms an integral part of the overall compensation program and, taken collectively, these elements serve to achieve our compensation objectives, as follows:

Compensation Element	Primary Objective
Base salary
To provide a stable part of the compensation package; recognize ongoing performance of job responsibilities and provide a degree of financial certainty; also a necessary tool in attracting and retaining employees.

Annual performance-based cash compensation (bonuses)	To emphasize corporate and individual objectives and provide reward (and retention) opportunities for our named executive officers (and employees generally) when key business objectives are met.

Long-term equity incentive compensation
To incentivize and reward increases in stockholder value, to link pay to business performance, to emphasize and reinforce our focus on team success; also a necessary tool in attracting and retaining key employees.

401(k) and other benefits also provided to the broader employee population
To provide retirement savings in a tax-efficient manner and to provide a basic level of protection from health, dental, life and disability risks and provide a degree of financial certainty; also a necessary tool in attracting and retaining employees.

Favorable Say on Pay Vote
At our 2014 annual meeting, which was our first annual meeting as a public company, our stockholders cast an advisory vote on the compensation of our named executive officers (a “say-on-pay” vote). A substantial majority (99.79%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) voted in favor of the say-on-pay proposal and approved, on an advisory basis, the compensation of our named executive officers that was set forth in the related proxy statement. In evaluating our executive compensation program following this advisory vote, the compensation committee has considered the results of the say-on-pay vote as well as other factors discussed in this section. While each of these factors informed the compensation committee’s decisions regarding the compensation of our named executive officers, in light of the high level of stockholder support received in 2014, the compensation committee has not implemented significant changes to our executive compensation program since that time.
At our 2014 annual meeting, our stockholders also cast an advisory vote on the frequency with which our stockholders should be asked to vote on a say-on-pay proposal (the “say-on-frequency” proposal). A substantial majority (98.17%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) voted in favor of a triennial say-on-pay vote. Accordingly, our Board decided to provide our stockholders with the opportunity to provide an advisory vote on our executive compensation every three years, and the say-on-pay proposal will be included in the proxy statement relating to, and will be voted on at, our 2017 annual meeting.
How Compensation is Determined
Engagement of Compensation Consultants
In connection with, and since completion of our initial public offering in April 2013, the compensation committee has engaged and continues to engage Mercer to assist it in designing programs and setting compensation levels that are appropriate for a public company.
The executive compensation services provided by Mercer to the compensation committee during the 2014 fiscal year included the following:

•	Development of a peer group of comparable public companies for purposes of determining executive compensation levels

•	Assessment of market director compensation practices for purposes of developing a competitive board of director compensation program

•	Assessment of cash and equity compensation for the top five executives relative to the peer group

•	Assessment of total equity usage, dilution rates and equity plan design relative to the peer group and general market practices

•	Advice on governance best practices and market trends

•	Advice on other ad hoc matters related to rewarding top executive talent

•	Attends each committee meeting, including executive sessions
Evaluation of Market Competitiveness
The compensation committee considers multiple data sources in making decisions about executive compensation. In general, the compensation committee aims to position total compensation within a reasonable range of market 50th percentile, defined as the middle point of relevant peer group and survey market data. However, market data is not applied in a formulaic manner and other factors may have an equal or greater impact on compensation decisions.
For example, the positioning of an executive officer’s individual pay may be positioned above or below the market median based on factors such as experience, proficiency and attraction, retention and succession planning requirements. In addition, the positioning of each element of compensation may vary based on broader considerations, such as the desired pay mix for certain roles, the impact of compensation decisions on accounting expense or stockholder dilution, or the need to tailor the compensation package to compete with a broader set of competitors for local talent.

Peer Group Comparison
The compensation committee selects peer companies primarily based on industry similarity and company size, which is measured by revenue. To attract, retain and engage high performing leaders, we believe that our peer group needs to be aligned with our strategic vision and include companies:

•	that represent an appropriate range from a size and scope perspective;

•	that operate in Data Processing & Outsourced Services, Application Software or Consumer Finance industries; and

•	with whom we compete for talent.
The peer group used for making 2014 compensation decisions comprises 13 companies:

Company	Market Cap as of December 31, 2014 ($) (1)	Revenue ($) (2)	Earnings ($) (2)	Approx. # of Employees (3)	Business Alignment (4)	Compete for Talent
ACI Worldwide, Inc.	2,337M	1,016M	68M	4,472	●
Cardtronics, Inc.	1,729M	1,055M	28M	2,683	●
Euronet Worldwide, Inc.	2,838M	1,664M	102M	4,600	●	●
Fleetcor Technologies, Inc.	13,634M	1,199M	369M	4,780	●
Global Cash Access Holdings, Inc.	469M	581M	24M	427		●
Global Payments Inc.	5,414M	2,693M	257M	4,135	●	●
Green Dot Corporation	1,059M	602M	43M	857		●
Heartland Payment Systems, Inc.	1,964M	2,311M	34M	3,734	●
Moneygram International, Inc.	483M	1,455M	72M	2,727		●
Total System Services, Inc.	6,284M	2,447M	329M	9,900	●	●
Vantiv, Inc.	4,891M	2,577M	125M	3,299	●
Verifone Systems Inc.	4,216M	1,869M	(38M)	5,200		●
Wex Inc.	3,838M	818M	202M	2,004
Blackhawk	2,031M	1,445M	46M	1,860
Percentile Rank (4)	35%	50%	34%	16%
2013 Percentile Rank (5)	19%	45%	23%

(1)	Based on the closing stock price on December 31, 2014 and shares of common stock outstanding publicly-reported on or around December 31, 2014.

(2)	Data presented in the table above is for the four most recently disclosed quarters.

(3)	The Company’s market sector spans pre-paid, payments, and financial services; therefore, we align our practices with select companies in these industry areas.

(4)	Based on 2014 data.

(5)	At the time of the peer group selection in the fourth quarter of 2013, the Company’s percentile rank was 19% for market cap, 45% for revenues and 23% for earnings.
Data from Radford’s publicly-available Global Technology Survey was also considered by the compensation committee as a secondary market reference point. The survey data is scoped based on revenue to reflect similarly sized companies, but represents a broader set of technology companies than the peer group listed above. Both national and Northern California data is reviewed, although neither is applied formulaically in making compensation decisions.
We annually evaluate the composition of our peer group for factors such as recent acquisitions completed by our peer companies, new markets that we have entered and changes in our market landscape. With assistance from our compensation consultant Mercer, we will conduct our 2015 annual review. Based on these factors, we anticipate a slight refinement of our peer group.

Elements of Compensation
Base Salaries
We provide our executive officers, including our named executive officers, with a base salary to compensate them for services rendered to the Company during the fiscal year. Generally, initial base salary amounts were established based on a number of factors, including the scope of the named executive officer’s responsibilities, years of service and the Board’s or compensation committee’s general knowledge of the competitive market based on, among other things, experience with other companies and our industry.
Thereafter, base salaries have been evaluated annually for all executive officers. In addition to the factors above, individual factors are also considered, in a subjective manner, in setting base salaries, including the executive’s experience, achievements, leadership, teamwork and value to the Company. Consideration of these individual factors encourages our executives to improve their individual performances.
Since our initial public offering, the base salary of our CEO, Mr. Tauscher is determined annually by our compensation committee. At the end of each fiscal year, our compensation committee collects information regarding Mr. Tauscher’s performance and discusses relevant issues and matters with him. Our compensation committee subsequently meets, without Mr. Tauscher present, and conducts a formal performance review of Mr. Tauscher and sets his base salary for the next fiscal year.
Mr. Tauscher assesses the individual performance of each other named executive officer and proposes to our compensation committee the executive’s base salary. Our compensation committee relies on the experience of its members and Mr. Tauscher’s assessment to determine the other named executive officers’ base salaries.
In 2014, base salaries for all of the executive officers were increased using the process above by a range of 3% to 18.2%. These increases were determined primarily based on consideration of general industry base pay increase trends for executives as reported by Mercer, but also considered individual competitiveness against market benchmarks. The compensation committee believes these increases in base salary were appropriate based on the Company’s performance and each executive’s strong individual achievements in 2013.
2014 Bonuses
The primary purpose of our bonus program is to motivate our executives to meet or exceed Company-wide performance goals, particularly on a short-term basis. We believe bonus programs at certain levels are necessary for competitive purposes to attract and retain desirable executives. The fact that named executive officers must be employed by the Company on the payment date as a condition of bonus eligibility also assists in retention.
For 2014, the compensation committee approved the 2014 Bonus Plan, pursuant to which each named executive officer was eligible to receive an annual bonus based on the achievement of specified company performance metrics. The metrics used to measure achievement, rationale for selection and the respective weighting of each are detailed in the table below for each executive officer:

	Metrics
	Corporate Pre- Tax Income (1)	Segment Direct Margin (2)
Purpose	Provides strong line of sight to both growth and expense management	Measures efficiency and effectiveness of efforts to grow business
Executive	Weightings
William Y. Tauscher	100%	—%
Talbott Roche (3)	50%	50%
Jerry Ulrich	100%	—%
David C. Tate (3)	50%	50%
Christopher C. Crum (3)	50%	50%

(1)
In determining corporate pre-tax income, we exclude any credit or expense taken for distribution partner mark-to-market expense, stock-based compensation expense, change in fair value of contingent consideration, amortization of intangible assets and certain other non-cash and cash expenses that we believe are not indicative of our core operating performance.

(2)	Direct margin is defined as product revenue minus directly attributable costs for U.S. business and excludes any mark-to-market of equity instruments held by distribution partners.

(3)	Segment Direct Margin relates to US. Direct Margin for Ms. Roche, Mr. Tate and Mr. Crum.
In addition, the compensation committee approved threshold, target and maximum bonuses for each executive, as set forth below, based on each executive’s annual base salary:

Named Executive Officer	Threshold Bonus	Target Bonus	Maximum Bonus
William Y. Tauscher	50%	100%	150%
Talbott Roche	50%	80%	120%
Jerry Ulrich	50%	80%	120%
David C. Tate	50%	80%	120%
Christopher C. Crum	50%	80%	120%
The actual annual cash bonuses payable under our 2014 Bonus Plan were based on achievement of results for each metric, as detailed in the table below. The bonuses earned by each executive is set forth in the “Summary Compensation Table” below in the column titled “Non-Equity Incentive Plan Compensation.”

Goals and Performance Attainment by Metric
	Corporate Pre-Tax Income	US Direct Margin
Threshold Goal	$89.0M	$187.7M
Target Goal	$111.3M	$234.6M
Maximum Goal	$133.5M	$281.5M
Actual Results	$112.8M	$232.6M
Attainment	101%	99%
For 2015, the compensation committee has approved a substantially similar bonus program.
Equity Awards
The goals of our long-term equity-based awards are to reward and encourage long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers, including our named executive officers, with those of our stockholders.
The Board previously adopted the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (2006 Plan) and the Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan (2007 Plan). The 2006 Plan provided for the grant of restricted stock and restricted stock units, and the 2007 Plan provided for the grant of stock options and stock appreciation rights. In March 2013, we adopted the 2013 Equity Incentive Award Plan (2013 Plan), which became effective in connection with our initial public offering in April 2013. Upon the effectiveness of the 2013 Plan, no further grants have been, or will be, made under the 2006 Plan or the 2007 Plan. In addition, in December 2013, we adopted the 2013 Employee Stock Purchase Plan (ESPP), in order to provide additional incentives for our employees and to align employee interests with the long term success of the Company.
We historically have used stock options as a key equity incentive vehicle because we believe stock options reward our named executive officers in a manner that best aligns their interests with the interests of our stockholders. Because our named executive officers are able to benefit from stock options only if the fair market value of our common stock increases relative to the option’s exercise price, we believe stock options provide meaningful incentives to our named executive officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of these incentive awards to our future performance. We believe our long-term equity compensation also encourages the retention of our named executive officers because the vesting of equity awards has been largely based on continued employment.
We also have granted restricted stock to our named executive officers. These awards are intended to enable our named executive officers to establish a meaningful equity stake in the Company that vests over a period of years based on continued service. We believe that these awards enable us to deliver competitive compensation value to named executive officers at levels sufficient to retain top talent within our executive officer ranks.

The compensation committee generally grants annual equity awards at the first quarterly compensation committee meeting of the year, unless otherwise specified by our Board of Directors or the compensation committee. The exercise price of each stock option grant is at least equal to the fair market value of our common stock on the grant date. The compensation committee does not grant equity compensation awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.
2014 Equity
In the fourth quarter of 2013, the compensation committee reviewed the equity award program for our named executive officers. Based on analysis and guidance provided by Mercer, the compensation committee decided to move from the practice of predominately using stock options as the key equity incentive vehicle to an approach utilizing a mix of stock options, restricted stock units and performance shares. The new approach is intended to be more aligned with peer practices, to increase performance linkage and to provide a broader spectrum of incentives for retention.

Legend:	Stock Options/SARs	Restricted Stock Shares/Units	Performance Stock Shares/Units

* Based on the Mercer Peer Prevalence Mix figures
In determining 2014 grant levels for each named executive officer, the compensation committee reviewed market long-term incentive grant values for comparable roles at comparable companies. The compensation committee also considered subjective individual factors such as performance in recent years, experience, leadership potential and perceived retention risk.
Based on the above analysis, the compensation committee in 2014 granted a mix of stock options, restricted stock units and performance shares to our named executive officers. The following table sets forth the stock option and restricted stock awards granted to our named executive officers in the 2014 fiscal year.

Named Executive Officer	2014 Stock Option Grants	2014 Restricted Stock Unit Grants
William Y. Tauscher	115,550	35,050
Talbott Roche	69,100	21,000
Jerry Ulrich	34,400	10,450
David C. Tate	26,150	7,950
Christopher C. Crum	26,150	7,950
The stock options and restricted stock awards above vest in 25% annual installments over a period of four years which we believe aligns with the practices of our peer companies. We also believe the vesting schedule of our stock options and restricted stock appropriately encourages long-term employment with the Company while allowing our executives to realize compensation that corresponds to with the value they have created for our stockholders.
With the introduction of performance share awards as a portion of equity-based compensation for our executives in 2014, we have granted and expect to continue to grant performance share awards each year that are earned over a performance period based on the achievement of pre-determined performance goals. The performance share awards thus increase the linkage of pay to performance.
For awards granted in 2014, the performance period covered the 2014 fiscal year only. In future years we expect the performance period to cover two or more fiscal years. The number of performance shares earned with respect to the 2014 awards is based on our attainment of adjusted operating revenue growth and adjusted EBITDA growth at certain levels. Adjusted operating revenue is calculated in accordance with the same methodology used to calculate such named Non-GAAP metric as reported in the Company’s Part II, Item 7 as set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (MD&A). Adjusted EBITDA is calculated in accordance with the same methodology used to calculate such named Non-GAAP metric as reported in the Company’s 2015 Annual Report on Form 10-K, also as set forth in the MD&A section. Calculation of the percentage growth in each performance metric is determined by measuring the fiscal year 2014 metric against the same metric for fiscal year 2013. Each of the performance criteria is weighted at 50%. The following table sets forth the minimum, target and maximum performance goals for each performance criteria:

	Company 2014 Performance Criteria
	Minimum	Target	Maximum
Adjusted EBITDA Growth	12.5%	20%	30%
Adjusted Operating Revenue Growth	12.5%	20%	30%
Each named executive officer is eligible to earn a number of shares of the Company’s Class A Common Stock ranging from 0% - 200% of the target number of performance shares granted, based on the attainment of the performance goals. If the Company does not achieve at least the minimum goal for both performance goals, then all of the performance shares will be forfeited. The following table sets forth the threshold, target and maximum number of performance shares each named executive officer is eligible to earn based on the attainment of the applicable performance criteria at the threshold, target and maximum goals:

	Executive Officer Eligibility for 2014 Performance Shares
Named Executive Officer	Threshold Number of Performance Shares	Target Number of Performance Shares	Maximum Number of Performance Shares
William Y. Tauscher	17,525	35,050	70,100
Talbott Roche	10,500	21,000	42,000
Jerry Ulrich	5,225	10,450	20,900
David C. Tate	3,975	7,950	15,900
Christopher C. Crum	3,975	7,950	15,900
In 2014, the Company attained an adjusted EBITDA growth of 26% and an adjusted operating revenue net of certain non-cash partner distribution expenses growth of 30%. Accordingly, the named executive officers earned the following number of performance shares:

Named Executive Officer	Number of Earned 2014 Performance Shares
William Y. Tauscher	63,090
Talbott Roche	37,800
Jerry Ulrich	18,810
David C. Tate	14,310
Christopher C. Crum	14,310
These performance shares earned under the 2014 performance program will vest in full on January 3, 2017, subject to continued service with the Company.
Other Elements of Compensation
Retirement Plans
401(k) Plan. Our eligible employees, including our named executive officers, are eligible to participate in the Blackhawk Network 401(k) Plan maintained by the Company, under which our eligible employees may defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. Under the Blackhawk Network 401(k) Plan, the Company may match a portion of our employee’s annual contributions, within prescribed limits.

Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life insurance. We pay for life insurance for each corporate employee (including executive officers) in an amount equal to two times annual salary, up to a maximum of $1 million. The employee is responsible for the income tax for any amount exceeding $50,000 in coverage.
Historically, we have not provided any perquisites to our executives that are not available to other employees, nor have we made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or benefits we offer. In the future, we may provide different and/or additional perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete.
Severance and Change in Control Benefits
Historically, we have not entered into severance or change in control agreements with our named executive officers whether such termination is voluntary, for cause or otherwise, other than Mr. Ulrich, who is eligible under his employment agreement to receive continuation of his base salary for one year upon a termination of employment other than for cause.
However, in April 2014, the compensation committee adopted an executive change in control severance plan (Severance Plan), for certain employees of the Company, including each of the Company’s named executive officers, because it believes change in control and severance benefits are essential to fulfill our objective of attracting and retaining key managerial talent. A summary of the Severance Plan is provided under the caption “Potential Payments Upon Termination or Change in Control” below.
Other Guidelines and Policies
Stock Ownership Policy for Executives
In April 2014, we adopted a stock ownership policy for our executives to help ensure that each maintains an equity stake in the Company and, by doing so, to appropriately link their interests with those of other stockholders. The requirement for executive officers is based on a multiple of the executive’s base salary. The current ownership requirements for executive officers are a value equal to 2.0 times base salary (4.0 times salary for the CEO) as determined on December 31 of each year. Executives are expected to meet their ownership requirements by December 31, 2019. Any newly hired or promoted executives are expected to meet their ownership requirements within five years of their hire or promotion date.
Clawback Policy
In April 2014, we adopted a clawback policy, pursuant to which the Company may seek reimbursement of incentive compensation (cash and equity-based) paid to executive officers on the basis of reported financial results that were later the subject of a financial statement restatement. Reimbursement under the policy, which became effective December 29, 2013, is limited to the extent the bonus, incentive compensation and/or equity based awards granted would have been less had they been based on the restated financial results.
Tax and Accounting Considerations
Internal Revenue Code Section 162(m)
Generally, Section 162(m) of the Code (Section 162(m)), disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless compensation qualifies as “performance-based compensation” within the meaning of the Code. Prior to completion of our initial public offering in April 2013, the Board and Chief Executive Officer did not take into consideration the deductibility limit imposed by Section 162(m) for purposes of setting compensation. The compensation committee may seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our named executive officers since the offering, the compensation committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m). However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Internal Revenue Code Section 409A
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.
Internal Revenue Code Section 280G
Section 280G of the Code (Section 280G), disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code (Section 4999), imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers since our 2013 initial public offering, the Board considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock awards and other equity based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The Board and/or compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our 2012, 2013 and 2014 fiscal years ended December 29, 2012, December 28, 2013 and January 3, 2015, respectively.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
William Y. Tauscher	2014	775,981	964,057	2,248,528	795,380	1,533	21,041	4,806,520
Chairman and Chief Executive Officer	2013	751,890	1,079,780	—	700,045	1,086	20,263	2,553,064
	2012	716,285	811,520	—	522,120	1,237	53,829	2,104,991
Talbott Roche	2014	550,000	576,515	1,347,192	443,437	30,672	17,468	2,965,284
President	2013	438,752	536,328	—	337,105	20,711	6,925	1,339,821
	2012	413,145	405,760	—	308,449	39,362	6,721	1,173,437
Jerry Ulrich	2014	393,990	287,006	670,388	323,072	8,190	22,735	1,705,381
Chief Financial Officer and Chief Administrative Officer	2013	366,683	453,816	—	278,993	5,907	13,526	1,118,925
	2012	346,514	344,896	—	290,000	7,647	9,186	998,243
David C. Tate (4)	2014	340,000	218,175	510,008	274,125	14,053	8,737	1,365,098
Senior Vice President, Products and Marketing	2013	256,674	226,908	372,000	225,589	11,634	54,994	1,147,799
	2012	—	—	—	—	—	—	—
Christopher C. Crum (5)	2014	340,000	218,175	510,008	274,125	—	7,089	1,349,397
Senior Vice President, Sales	2013	—	—	—	—	—	—	—
	2012	—	—	—	—	—	—	—

(1)
Amounts reflect the full grant-date fair value of stock options, restricted stock unit awards and performance share awards granted during 2014 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all of these awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 4, 2015. In addition, the maximum potential value of the performance share awards granted to Messrs. Tauscher, Ulrich, Tate and Crum and Ms. Roche is $1,873,773, $558,657, $425,007, $425,007 and $1,122,660, respectively, assuming the Company achieved the maximum goal for each performance criteria.

(2)	Amounts represent bonuses paid with respect to 2014 services under our 2014 Bonus Plan. For a description of the 2014 Bonus Plan, refer to the discussion under the caption “2014 Bonuses” above.

(3)
For 2014, the amounts shown include our incremental cost for the provision to our named executive officers of certain specified perquisites (as detailed below), matching contributions by the Company on the executive’s behalf to the Blackhawk Network 401(k) Plan, life insurance premiums paid by the Company for policies on behalf of our named executive officers, stock dividends payable declared on December 29, 2012 and payable to holders of unvested restricted stock awards if and when the shares vest, and, in the case of certain named executive officers, expenses associated with the executive’s spouse on business trips. The amounts reported in the Summary Compensation Table, and the amounts reported in this footnote (3) with respect to 2012 “All Other Compensation,” revise the amounts previously disclosed in our Summary Compensation Table and related footnote (3) contained in our initial public offering prospectus filed with the SEC in 2013.

(4)	Mr. Tate was not a “named executive officer” of the Company in 2012.

(5)
Mr. Crum was not a “named executive officer” of the Company in 2012 or 2013. Mr. Crum received a distribution from the Safeway Employee Retirement Plan in 2014. Refer to the section “Pension Benefits.”

Grants of Plan-Based Awards in 2014
The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended January 3, 2015:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William Y. Tauscher	3/12/2014	—	—	—	17,525	35,050	70,100	—	—	—	1,311,641
	3/12/2014	—	—	—	—	—	—	35,050	—	—	936,887
	3/12/2014	—	—	—				—	115,500	26.73	964,057
	—	387,990	775,981	1,163,971	—	—	—	—	—	—	—
Talbott Roche	3/12/2014	—	—	—	10,500	21,000	42,000	—	—	—	785,862
	3/12/2014	—	—	—	—	—	—	21,000	—	—	561,330
	3/12/2014	—	—	—	—	—	—	—	69,100	26.73	576,515
	—	275,000	440,000	660,000	—	—	—	—	—	—	—
Jerry Ulrich	3/12/2014	—		—	5,225	10,450	20,900	—	—	—	391,060
	3/12/2014	—	—	—	—	—	—	10,450	—	—	279,328
	3/12/2014	—	—	—	—	—	—		34,400	26.73	287,006
	—	196,995	315,192	478,288	—	—	—	—	—	—	—
David C. Tate	3/12/2014	—		—	3,975	7,950	15,900	—	—	—	297,505
	3/12/2014	—	—	—	—	—	—	7,950	—	—	212,503
	3/12/2014	—	—	—	—	—	—	—	26,150	26.73	218,175
	—	170,000	272,000	408,000	—	—	—	—	—	—	—
Christopher C. Crum	3/12/2014	—	—	—	3,975	7,950	15,900	—	—	—	297,505
	3/12/2014	—	—	—	—	—	—	7,950			212,503
	3/12/2014	—	—	—	—	—	—		26,150	26.73	218,175
		170,000	272,000	408,000	—	—	—	—	—	—	—

(1)
Amounts shown in these columns represent each named executive officer’s non-discretionary incentive bonus opportunity under our 2014 Bonus Plan. The “Target” amount represents the named executive officer’s target bonus if the performance goals under the 2014 Bonus Plan were achieved at the target levels, and the “Threshold” and “Maximum” amounts represent the named executive officer’s minimum and maximum bonuses, respectively, if the performance goals under the 2014 Bonus Plan were achieved at the minimum or the maximum levels.

(2)
The performance share awards were awarded in 2014 for the performance period covering our 2014 fiscal year. The “Threshold” number of shares represents 50% of the target number of performance shares granted, which is the number of shares that would be earned based on achieving the minimum adjusted EBITDA and adjusted operating revenue growth goals during the performance period. The “Target” number of shares represents 100% of the performance shares granted, which is the number of shares that would be earned based on achieving the target performance goals. The “Maximum” number of shares shown is 200% of the performance shares granted, which is the number of shares that would be earned based on achieving the maximum performance goals. Please see the section “Compensation

Discussion and Analysis-Elements of Compensation-Equity Awards” for a detailed discussion of the performance share awards.

(3)
Amounts reflect the full grant-date fair value of stock options, restricted stock unit awards and performance share awards granted during 2014 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all of these awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 4, 2015. In addition, the maximum potential value of the performance share awards granted to Messrs. Tauscher, Ulrich, Tate and Crum and Ms. Roche is $1,873,773, $558,657, $425,007, $425,007 and $1,122,660, respectively, assuming the Company achieved the maximum goal for each performance criteria.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
For a discussion of the salaries, bonuses and equity awards and other compensation received by our named executive officers in 2014, please refer to the Compensation Discussion and Analysis above. We have not entered into any employment agreements with our named executive officers other than the severance agreement with Mr. Ulrich, as discussed above and further described below under the caption “Potential Payments upon Termination or Change in Control”.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Class A Common Stock and Class B Common Stock, as applicable, underlying the outstanding equity incentive plan awards identified for each named executive officer as of January 3, 2015.

	Option Awards (1)						Stock Awards (1)
Name	Grant Date (2)	Class of Stock (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($) (3)
William Y. Tauscher	3/9/2010	Class B	300,000	75,000	$13.63	3/9/2017
	3/14/2011 (4)	Class B	300,000	75,000	$17.53	3/14/2018
	5/14/2012 (5)	Class B	40,000	60,000	$18.49	5/14/2019
	3/11/2013 (6)	Class B	40,625	121,875	$20.00	3/11/2020
	3/12/2014 (7)	Class A	—	115,550	$26.73	3/12/2021
	3/12/2014 (8)	Class A					35,050	1,297,201
	3/12/2014 (9)	Class A					63,090	2,334,961
Talbott Roche	4/25/2008	Class B	25,000	—	$6.63	4/25/2015
	5/5/2009	Class B	14,000	3,500	$9.15	5/5/2016
	3/9/2010	Class B	12,750	8,500	$13.63	3/9/2017
	3/9/2010	Class B					12,000	432,480
	12/6/2010	Class B	30,000	20,000	$14.93	12/6/2017
	10/18/2011 (10)	Class B	8,800	13,200	$21.03	10/18/2018
	5/14/2012 (5)	Class B	20,000	30,000	$18.49	5/14/2019
	3/26/2013 (6)	Class B	16,250	48,750	$20.00	3/26/2020
	3/12/2014 (7)	Class A	—	69,100	$26.73	3/12/2021
	3/12/2014 (8)	Class A					21,000	777,210
	3/12/2014 (9)	Class A					37,800	1,398,978
Jerry Ulrich	4/25/2008	Class B	15,000	—	$6.63	4/25/2015
	5/5/2009	Class B	25,000	—	$6.63	5/5/2016
	3/9/2010	Class B	14,000	3,500	$13.63	3/9/2017
	3/9/2010	Class B					6,000	216,240
	10/18/2011 (10)	Class B	12,000	8,000	$21.03	10/18/2018
	5/14/2012 (5)	Class B	17,000	25,500	$18.49	5/14/2019
	3/26/2013 (6)	Class B	13,750	41,250	$20	3/26/2020
	3/12/2014 (7)	Class A	—	34,400	$26.73	3/21/2021
	3/12/2014 (8)	Class A					10,450	386,755
	3/12/2014 (9)	Class A					18,810	696,158

	Option Awards (1)						Stock Awards (1)
Name	Grant Date (2)	Class of Stock (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($) (3)
David C. Tate	8/24/2009	Class B	1,000	—	$12.27	8/24/2016
	3/9/2010	Class B	—	1,900		3/9/2017
	3/9/2010	Class B					2,500	90,100
	10/18/2011 (10)	Class B	—	5,000	$21.03	10/18/2018
	5/14/2012 (5)	Class B	—	13,500	$18.49	5/14/2019
	3/26/2013 (6)	Class B	—	20,625	$20.00	3/26/2020
	8/21/2013 (8)	Class A					11,250	416,363
	3/12/2014 (7)	Class A	—	26,150	$26.73	3/12/2021
	3/12/2014 (8)	Class A					7,950	294,230
	3/12/2014 (9)	Class A					14,310	529,613
Christopher C. Crum	3/9/2010	Class B	—	1,900	$13.63	3/9/2017
	10/18/2011 (10)	Class B	—	6,000	$21.03	10/18/2018
	5/14/2012 (5)	Class B	—	13,500	$18.49	5/14/2019
	3/26/2013 (6)	Class B	—	16,875	$20.00	3/26/2020
	3/12/2014 (7)	Class A	—	26,150	$26.73	3/12/2021
	3/12/2014 (8)	Class A					7,950	294,230
	3/12/2014 (9)	Class A					14,310	529,613

(1)
Each stock option or SAR granted prior to our initial public offering in April 2013 was pursuant to our 2007 Plan, and each restricted stock award was granted prior to our initial public offering pursuant to our 2006 Plan. Each award granted after to our initial public offering in April 2013 was pursuant to our 2013 Plan.

(2)
Unless otherwise noted, each stock option, SAR and restricted stock award vests as to 20% of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(3)
The market value of shares of stock that have not vested is calculated based on the fair market value of our Class A Common Stock as of January 3, 2015 ($37.01 per share) or the fair market value of our Class B Common Stock as of January 3, 2015 ($36.04 per share).

(4)	This option vested and will continue to vest as to 20% of the shares subject to the option on the first through fifth anniversary of August 12, 2010.

(5)	This SAR will vest as to 20% of the shares subject to the SAR on the first through fifth anniversaries of March 14, 2012.

(6)	This option vests as to 25% of the shares subject to the award on each of the first, second, third and fourth anniversaries of the grant date.

(7)	This option vested and will continue to vest as to 25% of the shares subject to the option on the first, second, third and fourth anniversaries of the grant date.

(8)	This restricted stock unit award vests as to 25% of the shares subject to the award on each of the first, second, third and fourth anniversaries of the grant date.

(9)	Represents performance shares earned but not yet vested. Earned performance shares will vest in full on January 3, 2017, subject to the executive’s continued service.

(10)	This option vests as to 20% of the shares subject to the award on each of the first, second, third and fourth anniversaries of March 14, 2012.

2014 Option Exercises and Stock Vested
The following table shows the number of shares of Class A Common Stock or Class B Common Stock, as applicable, acquired by each named executive officer during fiscal year 2014 upon the exercise of options and the number of shares of restricted stock held by each named executive officer that vested during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
William Y. Tauscher	50,000	1,048,460	—	—
Talbott Roche	25,000	533,637	6,000	165,180
Jerry Ulrich	—	—	6,000	165,180
David C. Tate	21,275	181,703	2,500	68,825
Christopher C. Crum	28,025	241,668	2,000	47,480

(1)	Represents the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring shares.

(2)	Represents the vesting date closing market price of a share of our common stock multiplied by the number of shares that have vested.

Pension Benefits
The following table quantifies the benefits expected to be paid to our named executive officers under the Employee Retirement Plan of Safeway Inc. and its Domestic Subsidiaries (Safeway ERP), a qualified defined benefit pension plan, and the Safeway Retirement Restoration Plans (Safeway RRPs), which are non-qualified and unfunded defined benefit pension plans. The Retirement Restoration Plan I (Safeway RRP I) was frozen as of December 31, 2004, and the Retirement Restoration Plan II (Safeway RRP II) became effective on January 1, 2005, in connection with the passage of Section 409A of the Code. The terms of the Safeway Retirement Plans ERP, Safeway RRP I and Safeway RRP II (collectively, Safeway Retirement Plans) are described below.
The following actuarial assumptions were employed to derive the calculations shown on the table below: (1) pension economic assumptions consistent with pension financial reporting for the 2014 fiscal year were used for calculations at the end of 2014; (2) demographic assumptions are also consistent with pension financial reporting, with the exception of modified retirement and pre-retirement decrements as required by SEC guidance; (3) a discount rate of 4.0% for the Safeway ERP and 3.90% for the Safeway RRPs; and (4) a cash balance interest crediting and annuity conversion interest rate of 3.05%.
Additional actuarial assumptions used include the following: (1) mortality table for lump sum conversion—2014 IRS Applicable Mortality Table; (2) retirement table for post-retirement mortality—RP2014 fully generational using MP 2014 scale; (3) no pre-retirement mortality, turnover or disability; (4) form of payment assumption of 65% lump sum and 35% single life annuity for Safeway ERP and 100% single life annuity for Safeway RRPs; and (5) retirement age of 65.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
William Y. Tauscher	Safeway ERP	0.750	8,101	—
	Safeway RRPs	0.750	9,609	—
Talbott Roche	Safeway ERP	9.417	147,229	—
	Safeway RRPs	—	—	—
Jerry Ulrich	Safeway ERP	4.5	54,040	—
	Safeway RRPs	4.5	37,174	—
David C. Tate	Safeway ERP	9.167	130,239	—
	Safeway RRPs	—	—	—
Christopher C. Crum	Safeway ERP	4.5	—	51,582
	Safeway RRPs	—	—	—

(1)	The number of years of credited service are calculated as of December 30, 2011, when the accounts were frozen. The present value of accumulated benefits are calculated as of January 1, 2015.

(2)	Amount is subject to forfeiture until the named executive officer reaches the age of 55.
Description of Safeway Retirement Plans
Prior to 2012, retirement, or pension, benefits were provided to our named executive officers under the Safeway Retirement Plans. The Safeway RRP provided benefits to our named executive officers that cannot be paid under the qualified Safeway ERP due to Code limitations on the amount of compensation that may be taken into account for benefit accruals and the amount of benefits that may be paid under the Safeway ERP. The Safeway RRPs also took into account all compensation deferred under deferred compensation plans for purposes of determining such benefits. As of December 31, 2011, our named executive officers no longer accrued benefits under the Safeway Retirement Plans, and as of December 30, 2011, each of their vested benefits, if any, in the Safeway Retirement Plans were frozen.
Effective July 1, 1999, the Safeway ERP was amended to provide benefits primarily under a cash balance formula. Benefits accrued prior to the change were converted to an opening cash balance as of July 1, 1999, equal to the present value of accrued benefits on June 30, 1999. Future benefits under the cash balance formula are accrued by the addition of compensation-based credits and interest credits to each participant’s cash balance until retirement. Interest credits are based on the annual rate of return on 30-year treasury securities.
Under the Safeway ERP, the named executive officer became vested in his or her accrued benefits after three years of service with the Company or reaching age 55, whichever occurred first. If he or she had three years of service with us, vested benefits under the Safeway ERP are available following termination, regardless of age. The name executive officer ceased to accrue vesting service as of April 14, 2014 but they each were vested in their accrued benefit as of such date. Benefits under the Safeway RRPs are available to participants who vested by attaining age 55 while employed at Safeway. Under the Retirement Restoration Plan, vested benefits are payable in the same form and at the same time as benefits under the ERP. Under the Retirement Restoration Plan II, vested benefit payments commence within 90 days of the first day of the seventh month after such termination of employment. The normal retirement benefit under the Safeway Retirement Plans is determined as a life annuity that is actuarially equivalent (based on the annual rate of return on 30-year treasury securities and mortality assumptions specified in the Safeway ERP) to the cash balance at retirement.
For the purposes of the Safeway Retirement Plans, the compensation-based credits are determined as a percentage of the annual compensation we pay to the named executive officer, including any amounts deferred under non-qualified deferred compensation plans, but excluding stock options and restricted stock and any special pay made solely in the discretion of the employer. The percentage applied to each year’s compensation increases with years of participation in the Safeway Retirement Plans (through December 30, 2008, from 6% upon commencement of participation to a maximum of 13% after completing 25 years of participation; and as of December 31, 2008, from 3% upon commencement of participation to a maximum of 6 1⁄2% after completing 25 years of participation). Compensation under the cash balance formula for the named executive officers generally corresponds with the aggregate of the earned salary, plus bonuses for each such person.
Under the Safeway ERP, the accumulated benefit of each of the named executive officers will be payable if the executive dies after becoming vested. Under the Retirement Restoration Plan II, accumulated vested benefits are payable only if death occurs after age 55 while still an employee. Under the Retirement Restoration Plan, accumulated vested benefits are payable upon death regardless of age. The named executive officer’s beneficiary can receive the executive’s accumulated benefits in the form of a lump sum (Safeway ERP only), an annuity paid monthly or in installments (the required form of payment under the Retirement Restoration Plan II if the beneficiary is not the surviving spouse).
In addition, under the Safeway RRPs, each name executive officer with a vested benefit is entitled to one of the following benefits at the time of the former executive officer’s death: (1) for death before age 70, the benefit is 100% of the former executive officer’s final average compensation at the time of retirement, with a maximum benefit of $1 million; or (2) for death after age 70, the benefit is 25% of the amount determined in (1) above. In December 2008, Safeway’s board of directors amended the special death benefit to eliminate the post-retirement death benefit for any current employees below the level of Senior Vice President who were promoted to the position of Senior Vice President or higher on or after December 15, 2008 and for any new employees who were hired on or after December 15, 2008.
Non-Qualified Deferred Compensation
The following table shows the non-qualified deferred compensation benefits for each of the named executive officers for the fiscal year ended January 3, 2015. No Company contributions were made for the named executive officers during the fiscal year ended January 3, 2015.

Name	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
William Y. Tauscher	—	—
Talbott Roche	—	—
Jerry Ulrich	26,926	414,037
David C. Tate	—	—
Christopher C. Crum	—	—

Description of the Safeway Executive Deferred Compensation Plans
Safeway maintains two deferred compensation plans that are non-qualified and unfunded defined contribution plans: the Executive Deferred Compensation Plan and the Executive Deferred Compensation Plan II (collectively, Safeway Deferred Compensation Plans), in which our named executive officers were eligible to participate prior to 2012. The Executive Deferred Compensation Plan was frozen as of December 31, 2004, and the Executive Deferred Compensation Plan II became effective on January 1, 2005, in connection with the passage of Section 409A of the Code. As of January 1, 2012, our named executive officers are no longer eligible to make deferrals into the Safeway Deferred Compensation Plans.
The Safeway Deferred Compensation Plans allowed the named executive officer to defer salary or bonus and to have these credited amounts mirror the investment performance of a selection of mutual funds. Neither Safeway nor we credit matching contributions to the individual accounts of our executive officers under the Safeway Deferred Compensation Plans. The account balances of the named executives under the Safeway Deferred Compensation Plans will continue to be credited annually with an amount that mirrors the investment gains and losses attributable to the mutual funds selected until the account balance is fully distributed to the named executive officer.
Participants can defer up to 100% of base salary and up to 100% of bonus and a minimum of $5,000 for any plan year. The deferred amounts are credited to accounts established for the participants. Deferred amounts and credited earnings are held in a rabbi trust. Each participant is fully vested in the portions attributable to his or her own deferrals of salary and bonus.
At the time a participant makes a deferral election, he or she must elect when the amount attributable to such deferral election is to be distributed and whether such amount is to be paid in a lump sum or installments (provided the account balance is at least $50,000). Participants can schedule distributions to be paid while employed or upon retirement. If a participant terminates for reasons other than retirement (termination at age 55 or older) or disability, the participant’s account balance will be paid in a lump sum (commencing within 90 days of the first day of the seventh month after such termination of employment for any reason or if earlier, within 90 days of the date of the participant’s death). The Safeway Executive Compensation Committee may permit an early distribution to a participant upon his or her demonstration of need due to an unforeseeable emergency.

The table below shows the funds available under the Safeway Deferred Compensation Plans and the funds’ annual rate of return for the calendar year ended December 31, 2014. The performance results reported below are net of investment management fees. Participants can change investment allocations monthly. Any earnings or losses on each participant’s account are credited (or debited) with earnings (or losses) at the end of each month.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds American Asset Allocation	4.48%	JHAM Money Market	(0.52)%
Davis Fundamental Value*	6.50%	PIMCO Total Return	4.16%
Franklin Templeton International Value	(12.99)%	RCM/T. Rowe Price Science & Technology	12.28%
GMO U.S. Equity	10.42%	T. Rowe Price Blue Chip Growth	8.48%
Invesco-DFA Small Cap Opportunities	1.82%	T. Rowe Price Equity-Income	6.88%
Jennsion Capital Appreciation	9.06%	T. Rowe Price Mid Value	10.00%
JHAM 500 Index—Class B	12.81%	T. Rowe Price Small Company Value	(0.44)%
JHAM Bond	4.95%	Western Asset High Yield	(0.44)%
JHAM Fundamental Large Cap Value*	10.01%	Wellington Mid Cap Stock	7.42%

*
Reflects cumulative rate of return as fund was not in place for an entire year and, therefore, the rates are not annualized. The Davis Fundamental Value Fund was replaced by the JHAM Fundamental Large Cap Value Fund effective November 10, 2014. The cumulative rate of return for the Davis Fundamental Value Fund is for the year ended November 10, 2014. The cumulative rate of return for the JHAM Fundamental Large Cap Value Fund is for the period from November 10, 2014 through December 31, 2014.

In the event of a change in control, the Safeway board of directors, in its discretion, may terminate the Safeway Deferred Compensation Plans during the period from 30 days prior to the change in control to 12 months following the change in control. If the Safeway Deferred Compensation Plans are terminated, all vested benefits must be distributed to the plan participants within the 12-month period following termination. Safeway has the discretion to distribute such vested benefits in a lump sum payment or installments during that 12-month period.
Potential Payments upon Termination or Change in Control
Our named executive officers are entitled to certain payments and benefits upon a qualifying termination of employment or a change in control. The following discussion describes the payments and benefits to which our named executive officers would have become entitled pursuant to agreements in effect as of January 3, 2015.
Severance Arrangements
Upon a termination of employment other than for cause, Mr. Ulrich would be entitled to receive continuation of his base salary for one year.
The Severance Plan provides for the payment of severance and other benefits to the executives following a change in control (as defined therein) in the event of a subsequent termination of employment by the Company without “cause” or by the executive for “good reason” (each, as defined in the Severance Plan and each such termination, a “Qualifying Termination”). In the event of a Qualifying Termination during the 24-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits:

•
an amount equal to the product of (i) two (Mr. Tauscher), one and one half (Mr. Ulrich and Ms. Roche) or one (Messrs. Tate and Crum ), multiplied by (ii) the sum of the executive’s base salary and target annual cash bonus opportunity for the fiscal year of termination, payable in substantially equal installments, in accordance with the Company’s normal payroll procedures, over the 24-month period (Mr. Tauscher), 18-month period (Mr. Ulrich and Ms. Roche) or 12-month period (Messrs. Tate and Crum )following the termination date;

•	an additional lump sum payment equal to a prorated portion of the executive’s target annual cash bonus opportunity for the fiscal year of termination;

•	payment or reimbursement of COBRA premiums during the 18-month period (or, with respect to Messrs. Tate and Crum, the 12-month period) following the termination date; and

•
full accelerated vesting of the executive’s time-based equity awards and accelerated vesting of the executive’s performance-based equity awards with respect to 100% of the “target” number of shares subject to such performance-based equity awards.

The executive’s right to receive the severance payments pursuant to the Severance Plan is contingent on the executive executing a general release of claims against the Company. In addition, to the extent that any payment or benefit received by an executive would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.
Safeway Retirement Plans and Executive Deferred Compensation Plans
Benefits Payable upon Termination (other than Death). Under the Safeway Retirement Plans, in the event of a termination of employment of a named executive officer for any reason other than death, the named executive officer is entitled to receive any vested retirement benefits that have accumulated as of the date of termination. For a discussion of the benefits that would be payable and the manner of payment to our named executive officers under the Safeway Retirement Plans assuming a termination of employment as of December 31, 2014, see the section titled “Pension Benefits” above.
Under the Safeway Deferred Compensation Plans, in the event of a termination of employment of a named executive officer for any reason, including in connection with a change in control, the named executive officer is entitled to receive his or her account balance under such plan as of the date of termination. For a discussion of the amounts payable and manner of payment to each of our named executive officers under the Safeway Deferred Compensation Plans assuming a termination of employment as of December 31, 2014, see the section titled “Non-Qualified Deferred Compensation” above.
Benefits Payable Upon Death. Under Safeway’s ERP or Retirement Restoration Plan, the accumulated benefit of each of the named executive officers will be payable if the executive dies after becoming vested or if death occurs prior to vesting but while the executive is still an employee. Under Safeway’s Retirement Restoration Plan II, accumulated benefits are payable only if death occurs after age 55 while still an employee. The named executive officer’s beneficiary can receive the executive’s accumulated benefits in the form of a lump sum (Safeway ERP only), an annuity paid monthly or in installments (the required form of payment under Safeway’s Retirement Restoration Plan II if the beneficiary is not the surviving spouse). In addition, under the Safeway RRP, each of the named executive officers is entitled to payment of a special death benefit if any of such individuals dies while employed as an executive officer or after retiring as an executive officer, regardless of age, as described in the section titled “Pension Benefits” above.
Acceleration of Options and Restricted Stock upon a Change in Control
In the event we undergo a change in control, stock options and SARs held by the named executive officers that were granted under the 2007 Plan will accelerate and vest in full.

Summary of Potential Payments
The following table summarizes the payments that would be made to certain of our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with us occurred on January 3, 2015 and, where relevant, that a change in control of the Company occurred on January 3, 2015. Amounts shown in the table below do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Change in Control (No Termination) ($)(1)	Non-Change in Control Severance ($) (2)	Change in Control Severance ($) (3)	Death ($) (4)
William Y. Tauscher
Cash	—	—	3,136,832	9,579
Continued Healthcare	—	—	32,833	—
Accelerated Vesting	19,705,650	—	24,555,638	—
Total	19,705,650	—	27,725,303	9,579
Talbott Roche
Cash	—	—	1,571,568	—
Continued Healthcare	—	—	32,453	—
Accelerated Vesting	4,252,447	—	7,355,223	—
Total	4,252,447	—	8,959,244	—
Jerry N. Ulrich
Cash	—	400,000	1,082,630	37,059
Continued Healthcare	—	—	32,833	—
Accelerated Vesting	3,797,573	—	5,774,717	—
Total	3,797,573	400,000	6,890,180	37,059
David C. Tate
Cash	—	—	614,235	—
Continued Healthcare	—	—	13,641	—
Accelerated Vesting	709,128	—	2,024,740	—
Total	709,128	—	2,652,616	—
Christopher C. Crum
Cash	—	—	614,235	—
Continued Healthcare	—	—	21,448	—
Accelerated Vesting	865,218	—	1,943,189	—
Total	865,218	—	2,578,872	—

(1)
Represents the aggregate value of the named executive officer’s unvested stock options that would have vested on an accelerated basis in connection with a change in control, determined by multiplying the number of accelerating option shares by the fair market value of our Class B Common Stock ($36.04 per share) on January 3, 2015 and subtracting the applicable exercise prices.

(2)	Represents cash severance payable upon a termination of employment other than for cause.

(3)	Represents payments and benefits under the Severance Plan.

(4)	Represents the special death benefit payable under the Safeway RRP upon a termination of employment due to death or upon retirement, regardless of age.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of January 3, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities. remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2) (3) (4)	4,874,493	$18.46	3,575,643
Equity compensation plans not approved by security holders	—	—	—
Total	4,874,493	$18.46	3,575,643

(1)	Weighted Average Exercise Price of Outstanding Options does not include outstanding performance shares or restricted stock units or restricted stock awards.
(2)
Consists of four plans: the Company’s 2013 Equity Incentive Award Plan, 2013 Employee Stock Purchase Plan (ESPP), Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (2006 Plan) and the Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan (2007 Plan).

(3)	No further equity awards may be granted under the 2006 Plan or the 2007 Plan.
(4)
Includes (i) 1,686,508 shares available for issuance under the 2013 Plan and (ii) 1,889,135 shares reserved for issuance under the ESPP. The number of securities available for issuance under the 2013 Plan is equal to the sum of (i) 3,000,000 shares plus (ii) any shares of our common stock subject to awards under the 2006 Plan or 2007 Plan that terminate, expire or lapse for any reason. Shares available for issuance under the 2013 Plan can be granted pursuant to stock options, restricted stock, restricted stock units, deferred stock, dividend equivalents, stock payments, performance awards, performance share awards and other incentive awards, as selected by the plan administrator. The number of securities available for issuance under the ESPP is equal to the sum of (a) 2,000,000 and (b) an annual increase on the first day of each calendar year beginning in 2015 and ending in 2024, equal to the lesser of (x) one percent (1%) of the shares of Class A Common Stock and Class B Common Stock outstanding on the date of adoption of the ESPP and (y) such smaller number of shares of Class A Common Stock as may be determined by the Board. In 2015, the Board determined the annual increase under the ESPP should be zero.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blackhawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2014 Annual Report on Form 10-K.
Compensation Committee
Robert L. Edwards, Chairman until March 28, 2015
Paul Hazen, Chairman
Arun Sarin
Jane J. Thompson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blackhawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of the Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.blackhawknetwork.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Blackhawk’s audited consolidated financial statements as of and for the year ended January 3, 2015.
The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee discussed with Deloitte & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by the PCAOB regarding the firm’s independence from Blackhawk. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended January 3, 2015 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015 and is seeking ratification of such selection by the stockholders.
Audit Committee
Mohan Gyani, Chairman
Richard H. Bard
Lawrence F. Probst III

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
We describe below each transaction during fiscal year 2014 to which we were a party and for which:

•	the amounts involved exceeded or will exceed $120,000; and

•
a director, executive officer, holder or group of holders known to us to beneficially own more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest in the transaction.

Relationship with Safeway and Related Transactions
Our relationship with Safeway Inc. is currently governed by various agreements, including the agreements discussed below.
On April 14, 2014, Safeway distributed a special stock dividend in the form of a pro-rata common stock dividend. Safeway stockholders received 0.164291 of a share of our Class B Common Stock for every share of Safeway common stock held as of the close of business on April 3, 2014. No fractional shares of Class B Common Stock were distributed. Instead, Safeway delivered cash in lieu of fractional shares to Safeway stockholders entitled to receive less than one share of Class B Common Stock. Prior to the distribution, Safeway had held approximately 71.9% of the 52.6 million total outstanding Blackhawk shares, consisting of 37,838,709 shares of Class B Common Stock and 10,592 shares of Blackhawk’s Class A Common Stock. Effective as of the distribution date, Safeway ceased to own any shares of Class B Common Stock and ceased to be a controlling stockholder of the Company.
Gift Card Transfer and Management Agreement
Under the Gift Card Transfer and Management Agreement that we entered into with Safeway in February 2006 (Card Management Agreement), we provide Safeway with certain operations, customer service, marketing and information technology support services for Safeway-branded gift cards issued by Safeway. In exchange for such services, we receive a portion of amounts outstanding on the Safeway-issued cards but not redeemed within a certain period of time. During 2014, we recognized revenue in the amount of $1.6 million under the Card Management Agreement.
Gift Card Alliance Partners Program Agreement
We entered into the Amended and Restated Gift Card Alliance Partners Program Agreement with Safeway effective December 30, 2012, as amended in February 2014 (Alliance Partner Agreement). Under the Alliance Partner Agreement, Safeway offers gift cards, prepaid telecom cards and handsets and GPR cards provided by us for sale in Safeway stores in the United States, and Blackhawk provides funds and services relating to the management, marketing and service of products and services offered through the Alliance Partner Agreement, as well as relating to the launch and implementation of pilot programs for new products and services. Under the Alliance Partner Agreement, Safeway receives a portion of the commissions and other fees that we receive from our content providers and consumers in connection with the purchase, activation, load, reload and use of our products and services offered through Safeway stores in the United States. Safeway also may earn incremental shares of commission based on achievement of increased average load value per store in each of its U.S. operating divisions.
During 2014, under the Alliance Partner Agreement, we remitted to Safeway an aggregate of $61.2 million, payable out of commissions and other fees. During 2014, under the Alliance Partner Agreement, Safeway remitted to us an aggregate of $3.7 million for the purchase of telecom handsets and other products as well as the rebilling of miscellaneous costs.
Card Production and Card Services Agreement
In October 2011, we entered into a Card Production and Card Services Agreement (Card Production Agreement) with Safeway in the United States, under which we produce Safeway-branded gift cards and card carriers and provide to Safeway activation, data processing, customer service and related services for Safeway-branded gift cards. Under the Card Production Agreement, Safeway pays us a fee for each card we produce, as well as transaction-based fees for the services we provide. During 2014, we recognized revenue in the amount of $0.9 million under the Card Production Agreement.
Bulk and Online Sales Agreement
In November 2007, we entered into a Gift Card Agreement—Bulk and Online Sales (Bulk and Online Sales Agreement) with Safeway, pursuant to which Safeway authorized us to offer, sell and distribute Safeway-branded gift cards through our bulk sales program, through kiosks in malls, airports or other retail areas and through our online sales channels. Under the Bulk and Online Sales Agreement, Safeway pays us a percentage of the stored value of each activated gift card sold through the bulk sales or online sales channels. During 2014, we recognized revenue in the amount of $0.7 million under the Bulk and Online Sales Agreement.
Amended and Restated Tax Sharing Agreement
On April 11, 2014, Blackhawk entered into a second Amended and Restated Tax Sharing Agreement (SARTSA) with Safeway Inc. Prior to our initial public offering, we and Safeway entered into a prior Amended and Restated Tax Sharing Agreement that was last amended effective as of December 30, 2012 (Prior TSA). The Prior TSA provided that we and Safeway would generally make payments to each other such that, with respect to U.S. federal income tax returns for any taxable period in which Blackhawk or any of its subsidiaries were included in Safeway’s consolidated group for U.S. federal income tax purposes, the amount of taxes paid by Blackhawk was determined, subject to certain adjustments, as if Blackhawk and each of its subsidiaries included in such consolidated group filed their own consolidated federal income tax return. For state and local income tax purposes, the Prior TSA provided that we and Safeway would generally make payments to each other such that, with respect to state and local income tax returns for any taxable period in which Blackhawk or any of its subsidiaries were included in Safeway’s combined, consolidated or unitary group for state or local income tax purposes, the amount of taxes to be paid by Blackhawk was determined, subject to certain limitations, by calculating the excess of any taxes shown due on any such return over the amount that would otherwise be due if the return were recalculated by excluding Blackhawk and any of its included subsidiaries. The Prior TSA also set forth the parties’ respective rights, responsibilities and obligations with respect to a possible distribution of shares of Blackhawk’s Class B Common Stock owned by Safeway described above; however, it did not contemplate some of the specific facts and circumstances relating to the actual distribution made on April 14, 2014 (Distribution).
The SARTSA, which became effective as of the Distribution, addresses certain tax matters related to the facts and circumstances of the Distribution, including, among other things, the manner, amount and timing of the tax payments related to the Distribution. The SARTSA also provides certain procedures for the allocation of taxes and the filing of returns that are consistent with the Prior TSA.
On January 30, 2015, the acquisition of Safeway by AB Acquisition LLC (Merger) was completed as contemplated by the Agreement and Plan of Merger entered into by Safeway and AB Acquisition LLC dated March 6, 2014 and amended on April 7, 2014 and June 13, 2014 (as amended, Merger Agreement). Following completion of the Merger, the Distribution became taxable to Safeway and Safeway’s stockholders. Under the SARTSA, any corporate-level income tax incurred as a result of the Distribution due to the closing of the Merger will be borne by Safeway.
The SARTSA provides that if, as occurred upon completion of the Merger, the Distribution became taxable, then Safeway and Blackhawk will make an election that is intended to give rise to a step-up in the tax basis of Blackhawk’s assets (Section 336(e) Election). This election is due September 15, 2015, which Safeway and Blackhawk intend to make on this date. The actual benefit realized by Blackhawk from the step-up will depend on, among other things, the value of Blackhawk at the time of the Distribution and whether Blackhawk generates adequate taxable income over time to enable it to fully utilize the deductions associated with any increased tax basis resulting from the Section 336(e) Election. The SARTSA governs the preparation of tax returns with respect to the Section 336(e) Election and contemplates the possibility that, as a result of the Section 336(e) Election, Blackhawk may be included in Safeway’s consolidated group for U.S. federal income tax purposes until the date of the Distribution. In the event we and Safeway are not treated as consolidated for tax purposes through the date of the Distribution, Safeway is responsible, pursuant to the SARTSA, for certain taxes that may be payable by Blackhawk on its separate tax return. The method and timing of the funding of such taxes by Safeway are not certain, and such funding could be delayed until the receipt of a tax refund by Safeway. We have agreed to bear 50% of any taxes imposed on Safeway that might result from the payment by us to Safeway of certain taxes recovered by us and payable to Safeway under the SARTSA.
During 2014, we paid Safeway $13.1 million for current and prior years’ taxes due under the SARTSA.
Lease Agreements
We lease our corporate office from Safeway under a sublease that expires in April 2017. We also leased approximately 6,000 square feet of office space from Safeway in Phoenix, Arizona under a lease agreement that expired in September 2014. During 2014, we paid Safeway an aggregate of $1.9 million pursuant to these lease agreements.
Cash Management and Treasury Services Agreement
On April 4, 2013, we entered into a cash management and treasury services agreement with Safeway (CMATSA). The CMATSA permitted Safeway to borrow cash from our operating accounts in excess of our immediate working capital and other operating requirements, calculated in accordance with the CMATSA, on an overnight basis, to meet Safeway’s short-term funding requirements. The CMATSA, together with the promissory notes thereunder, was terminated effective March 28, 2014 in connection with our entry into the Credit Agreement dated March 28, 2014 (as later amended) with a group of banks led by Wells Fargo Bank, National Association, and the closing on the same date of the transactions contemplated thereby. Following termination of the CMATSA and in connection with the Distribution, certain related guaranties provided by Safeway to a limited number of our content providers were terminated.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors, executive officers and certain other employees. These agreements, among other things, require us to indemnify each individual to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the individual in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director, officer or other employee.
Policies and Procedures for Related Party Transactions
The Board has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
As provided by our audit committee charter, our audit committee is responsible for reviewing and approving in advance any related party transaction.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS
In accordance with regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials, including the 2014 Annual Report (as defined below), to each stockholder of record, we may now furnish these materials on the Internet unless the stockholder has previously requested to receive these materials by mail or e-mail. On or about April 8, 2015, we mailed to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the 2014 Annual Report and to vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or the 2014 Annual Report unless you follow the instructions for requesting these materials included in the Notice.
INCORPORATION BY REFERENCE
The information contained above under the captions “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Blackhawk specifically incorporates it by reference into such filing.
ANNUAL REPORTS
Our Annual Report on Form 10-K for the year ended January 3, 2015 (2014 Annual Report), which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2014 Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2014 Annual Report also may be directed to General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.
We have filed our 2014 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Exhibits to the 2014 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

ANNEX A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLACKHAWK NETWORK HOLDINGS, INC.

It is hereby certified that:

1.     The name of the corporation is Blackhawk Network Holdings, Inc. (the “Corporation”), which was originally incorporated under the name “Blackhawk Network, Inc.”

2.    The ~~date of filing of its~~ original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware ~~was~~on January 27, 2006. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 18, 2013 and an amendment thereto was filed with the Secretary of State of the State of Delaware on April 11, 2014 (as so amended, the “Amended and Restated Certificate of Incorporation”).

3.     This Second Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates the Amended and Restated Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 222, 242 and 245 of the ~~Delaware~~ General Corporation Law ~~and by~~of the ~~written consent of its stockholders in accordance with Section 228~~State of ~~the~~Delaware ~~General Corporation Law~~.

4.    The ~~original~~Amended and Restated Certificate of Incorporation~~,as amended,~~ of the Corporation is hereby amended and restated in its entirety to read as ~~follows:~~set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation on this       day of              , 2015.

BLACKHAWK NETWORK HOLDINGS, INC.

By:
David E. Durant
Secretary and General Counsel

EXHIBIT A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLACKHAWK NETWORK HOLDINGS, INC.

ARTICLE I
NAME

The name of the corporation is Blackhawk Network Holdings, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington ~~19808~~, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Corporation is to have a perpetual existence.

ARTICLE IV
CAPITAL STOCK

Section 1.     Capital Stock

(a)    Authorized Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is ~~260~~220,000,000 shares, of which ~~125~~210,000,000 shares shall be shares of ~~Class A Common Stock~~common stock, par value $0.001 per share (the ~~Class A Common Stock), 125,000,000 shares shall be shares of Class B Common Stock, par value $0.001 per share (the Class B Common Stock,~~ “Common Stock”), and ~~together with the Class A Common Stock, the Common Stock), and~~ 10,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

~~(b)    Reclassification of Existing Common Stock. Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Existing Common Stock”) will automatically be reclassified into one share of Class B Common Stock. Each certificate that theretofore represented shares of Existing Common Stock shall thereafter represent such number of shares of Class B Common Stock, into which the shares of Existing Common Stock represented by such certificate have been reclassified.~~

Upon the effectiveness (the “Effective Time”) of the filing of this Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), (i) the name of the class of stock designated as “Class A Common Stock” immediately prior to the Effective Time shall automatically, without any further action on the part of the Corporation or any holder thereof, be changed to “Common Stock” and (ii) each share of Class B Common Stock, par value $0.001 per share, of the Corporation (the “Class B Common Stock”) issued and outstanding immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or any holder of the Class B Common Stock, be reclassified as and become one fully paid and non-assessable share of Common Stock. All shares of the class of stock designated as “Class A Common Stock” immediately prior to the Effective Time registered in book-entry form shall, from and after the Effective Time, be deemed to be registered in book entry form as Common Stock. All shares of Class B Common Stock registered in book-entry form immediately prior to the Effective Time shall, from and after the Effective Time, be deemed to be registered in book entry form as that number of shares of Common Stock into which such shares of Class B Common Stock shall have been reclassified pursuant to this Certificate of Incorporation.

(~~c~~b)    Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock and

~~each class~~ of Common Stock may, without a class vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof.

Section 2.    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series, by resolution or resolutions to determine and fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this ~~Amended and Restated~~ Certificate of Incorporation ~~(the “Certificate of Incorporation”)~~.

Section 3.    Common Stock. The holders of shares of Common Stock shall have such rights as are set forth in the DGCL and, to the extent permitted thereunder, such additional rights as are set forth below:

(a)    ~~Conversion of Class B Common Stock.~~

~~(i) Voluntary Conversion. Subject to Section 3(a)(iii) of this Article IV, each share of Class B Common Stock shall be convertible, at the option of the holder thereof at any time and from time to time, into one fully paid and non-assessable share of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates, if any, representing the shares of Class B Common Stock to be converted at any time during normal business hours at the office of the Corporation’s transfer agent (the Transfer Agent), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, if any, into an equal number of shares of Class A Common Stock, and (if so required by the Transfer Agent) by instruments of transfer, in form satisfactory to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and transfer tax stamps or funds therefor if required pursuant to this Section 3(a)(i) of this Article IV. To the extent permitted by law, such conversion shall be deemed to have been effected at the close of business on the date of such surrender. Subject to the last sentence of Section 3(c) of this Article IV, immediately upon conversion of shares of Class B Common Stock, the rights of the holders of shares of Class B Common Stock as such shall cease, and such holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. The issuance of certificates, if any, for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the individual, entity or other person requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.~~

~~(ii) Automatic Conversion. Subject to Section 3(a)(iii) of this Article IV, (A) each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and non-assessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section 5 of this Article IV) other than a Permitted Transfer (as defined in Section 5 of this Article IV) of such share of Class B Common Stock, (B) all shares of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of shares of fully paid and non-assessable Class A Common Stock at such time as Safeway ceases to beneficially own at least fifteen percent (15%) of the then outstanding capital stock of, or other equity interests in, the Corporation (on an as-converted to Class A Common Stock basis) other than as a result of a Spin-Off (as defined in Section 5 of this Article IV), and (C) all shares of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of shares of fully paid and non-assessable Class A Common Stock at such date and time, or upon the occurrence of an event, specified by the affirmative vote (or written consent if action by written consent of stockholders is~~

~~permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class (the occurrence of an event described in clause (A), (B) or (C) of this Section 3(a)(ii) of this Article IV, a Conversion Event). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to this Section 3(a)(ii) shall thereupon be retired by the Corporation and shall not be available for reissuance.~~

~~(iii) Notwithstanding the foregoing, upon the occurrence of any Spin-Off (as defined in Section 5 of this Article IV), (x) any shares of Class B Common Stock transferred to stockholders of Safeway Inc. or any successor thereto by merger, consolidation, acquisition of all or substantially all assets or otherwise by operation of law (Safeway) in a Spin-Off shall not be converted into shares of Class A Common Stock and (y) from and following the Spin-Off, the provisions of Section 3(a)(i) and 3(a)(ii) of this Article IV shall terminate and cease to apply to any shares of Class B Common Stock outstanding.~~

~~(b)~~    Voting. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of ~~Class A Common Stock and Class B~~ Common Stock shall (i) have the right at all times to vote ~~together as a single class~~ on all matters (including the election of directors) ~~or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation)~~submitted to a vote of the stockholders of the Corporation, (ii) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law~~; provided that, except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, (i) so long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock and (ii) so long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class B Common Stock, amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock as compared to those of the Class A Common Stock.~~ Each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder.

~~(c) Dividends. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of the Corporation as may be declared by the Board of Directors from time to time with respect to Common Stock out of assets or funds of the Corporation legally available therefor and no dividend or distribution may be declared or paid on the outstanding shares of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends or distributions are declared or paid in shares of Common Stock or rights to acquire shares of Common Stock, the dividends or distributions payable to holders of Class A Common Stock shall be payable in Class A Common Stock or rights to acquire Class A Common Stock, as applicable, and the dividends or distributions payable to the holders of Class B Common Stock shall be payable in Class B Common Stock or rights to acquire Class B Common Stock, as applicable, and the number of shares of Class A Common Stock or rights to acquire shares of Class A Common Stock, as applicable, paid or distributed in respect of each outstanding share of Class A Common Stock shall be equal to the number of shares of Class B Common Stock or rights to acquire shares of Class B Common Stock, as applicable, paid or distributed in respect of each outstanding share of Class B Common Stock. Notwithstanding the foregoing, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to Section 3(a) of this Article IV is after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution and prior to the date on which such dividend or~~

~~distribution is to be paid to such holders, the holder of the Class A Common Stock issued upon the conversion of such converted share of Class B Common Stock will be entitled to receive such dividend or distribution on such payment date; provided, however, that to the extent that such dividend or distribution is payable in shares of Class B Common Stock or rights to acquire Class B Common Stock, as applicable, no such shares of Class B Common Stock or rights to acquire shares of Class B Common Stock, as applicable, shall be issued in payment thereof and such dividend or distribution shall instead be paid by the issuance of such number of shares of Class A Common Stock or rights to acquire shares of Class A Common Stock, as applicable, into which such shares of Class B Common Stock or rights to acquire Class B Common Stock, as applicable, if issued or exercised, as applicable, would have been convertible on such payment date.~~

(~~d~~b)     Dividends. The holders of Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of the Corporation as may be declared by the Board of Directors from time to time with respect to Common Stock out of assets or funds of the Corporation legally available therefor.

(c)     Liquidation, Dissolution, etc. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of ~~Class A Common Stock and the holders of Class B~~ Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

~~(e) Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.~~

~~(f) Treatment in a Merger. The consideration received per share by the holders of the Class A Common Stock and the holders of the Class B Common Stock in any merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if (i) such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, (ii) the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions of shares of capital stock or other equity interests received in respect of the shares of Class B Common Stock differ solely to the extent that the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock differ as described in Section 3 of this Article IV and (iii) upon receipt of such consideration, Safeway will beneficially own at least a majority of the voting power of the surviving entity, then the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the powers, designations, preferences and relative, common, participating, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock differ as provided herein (including, without limitation, with respect to the voting rights and conversion provisions hereof) (such event, a Safeway Continued Control Event); and provided further, that, if the holders of the Class A Common Stock or the holders of the Class B Common Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provisions shall be deemed satisfied if holders of the other class are granted identical election rights (subject to the limited exceptions provided in the case of a Safeway Continued Control Event).~~

(~~g~~d)     No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

~~(h) Conversion Shares. So long as any shares of Class B Common Stock remain outstanding, the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.~~

~~(i) Equal Status. Except as expressly provided in this Article IV, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respect as to all matters.~~

Section 4.    Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issuance or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase all or any part of any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

~~Section 5. Definitions. For purposes of this Certificate of Incorporation:~~

~~(a) “Code” shall mean the Internal Revenue Code of 1986, as amended.~~

~~(b) “Permitted Transfer” shall mean the Transfer of any share or shares of Class B Common Stock to one or more direct or indirect, wholly-owned subsidiaries of the transferor.~~

~~(c) “Spin-Off” shall mean any distribution of shares of Common Stock then beneficially owned by Safeway to the holders of equity securities of Safeway in a spin-off, split-off or split-up transaction, whether or not intended to be tax-free for federal income tax purposes, including any distribution in exchange for Safeway shares or securities.~~

~~(d) “Transfer” of a share of Class B Common Stock shall mean, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. Notwithstanding the foregoing, the following shall not be considered a Transfer within the meaning of this Article IV:~~

~~(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors (if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation);~~

~~(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation; (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time; and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or~~

~~(iii) the e of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action independently qualifies as a Permitted Transfer at such time.~~

~~(e) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.~~

ARTICLE V
BOARD OF DIRECTORS

Section 1.     Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2.     Classification of the Board. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, the directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. ~~Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the effectiveness of this Certificate of Incorporation (the “Qualifying Record Date”), the~~ The term of office of the Class I directors shall expire ~~and Class I directors shall be elected for a term expiring~~ at the ~~third succeeding annual meeting. At the second~~ annual meeting of stockholders ~~following the Qualifying Record Date,~~scheduled to be held in 2017; the term of office of the Class II directors shall expire ~~and Class II directors shall be elected for a term expiring at the third succeeding annual meeting. At the third~~ at the annual meeting of stockholders ~~following the Qualifying Record Date~~scheduled to be held in 2015; and the term of office of the Class III directors shall expire ~~and Class III directors shall be elected for a term expiring~~ at the ~~third succeeding~~ annual meeting of stockholders scheduled to be held in 2016. At each ~~succeeding~~annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this Section 2 of Article V, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, disqualification, retirement, or removal.

Section 3.     Number of Directors. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

Section 4.     Removal of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by applicable law, ~~(a) until such time as Safeway ceases to beneficially own shares of Common Stock representing at least a majority of the voting power (Safeway Control) of all the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors (the Voting Stock), the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the Voting Stock and (b) from and after such time as Safeway beneficially owns less than a majority of the voting power of the Voting Stock (Common Control),~~ the Board of Directors or any individual director may be removed from office at any time only for cause by the affirmative vote of the holders of a majority of the voting power of the ~~Voting Stock~~all the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”).

Section 5.     Vacancies and Newly Created Directorships. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation, disqualification, retirement, or removal.

Section 6.     Bylaws. The Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation. Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of ~~(a) a majority of the voting power of the Voting Stock while the Corporation is under Safeway Control and (b)~~ at least seventy-five percent (75%) of the voting power of the Voting Stock~~from and after the time that the Corporation is under Common Control~~.

Section 7.     Elections of Directors. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

Section 8.     Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VI
STOCKHOLDERS

Section 1.     Actions by Consent. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation ~~may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding capital stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, that from and after the time that the Corporation is under Common Control, any action required or permitted to be taken by the stockholders of the Corporation~~ must be effected only at a duly called annual or special meeting of such stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders.

Section 2.     Special Meetings of Stockholders. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, special meetings of stockholders of the Corporation may be called at any time ~~(a) by the Chairman of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or by the holders of a majority of the voting power of the Voting Stock while the Corporation is under Safeway Control and (b)~~only by the Chairman of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors~~, but such special meetings may not be called by any other person or persons from and after the time that the Corporation is under Common Control~~.

Section 3.    Meeting Location. Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VII
LIABILITY AND INDEMNIFICATION

Section 1.    Director Liability. To the maximum extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, automatically and without further action, upon the date of such amendment.

Section 2.     Right to Indemnification.

(a) Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or any predecessor of the Corporation~~,~~ or serves or served at any other enterprise as a director or officer at the request of the Corporation~~,~~ or any predecessor to the Corporation against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

(b) Employees and Agents. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to a Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended.

Section 3.    Amendment or Repeal. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII
SECTION 203

The Corporation shall ~~not~~ be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”), ~~and the restrictions contained in Section 203 shall not apply to the Corporation, until immediately following the time at which both of the following conditions exist (if ever): (a) Section 203 by its terms would, but for the provisions of this Article~~

~~VIII, apply to the Corporation; and (b) Safeway does not beneficially own shares of capital stock of the Corporation representing at least fifteen percent (15%) of the voting power of all the then outstanding shares of capital stock of the Corporation, and the Corporation shall thereafter be governed by Section 203 if and)~~ for so long as Section 203 by its terms shall apply to the Corporation.

ARTICLE IX
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Delaware Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director or officer, of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation, or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine (any action described in clauses (a) through (e) being referred to as a “Covered Action”), in each such case unless the Delaware Court determines that there is an indispensable party named as a defendant in such Covered Action not subject to the personal jurisdiction of the Delaware Court (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 15 days following such determination) and can be subject to the jurisdiction of another court or forum within the United States.

ARTICLE X
AMENDMENT

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by the Bylaws of the Corporation or by this Certificate of Incorporation (or by any certificate of designation hereto), any alteration, amendment or repeal of Articles V, VI, VII, VIII, IX~~, X~~ or ~~XI~~X of this Certificate of Incorporation shall require the affirmative vote of ~~(a) a majority of the voting power of the Voting Stock while the Corporation is under Safeway Control and (b)~~ at least seventy-five percent (75%) of the voting power of the Voting Stock~~from and after the time that the Corporation is under Common Control~~.

~~ARTICLE XI~~
~~CORPORATE OPPORTUNITIES~~

~~To the extent that an opportunity may be of interest to both the Corporation and Safeway (which for purposes of this Article XI only, shall be deemed to include any subsidiary of Safeway other than the Corporation), if the opportunity is offered to:~~

~~(a) one of the officers or employees of the Corporation who is also a director (but not an officer or employee) of Safeway, that opportunity will belong to the Corporation unless expressly offered to that person primarily in his or her capacity as a director of Safeway, in which case it will belong to Safeway;~~

~~(b) one of the directors of the Corporation who is also an officer or employee of Safeway, that opportunity will belong to Safeway unless expressly offered to that person primarily in his or her capacity as a director of the Corporation, in which case it will belong to the Corporation; and~~

~~(c) any person who is either (1) an officer or employee of both the Corporation and Safeway or (2) a director of both the Corporation and Safeway (but not an officer or employee of either one), that opportunity will belong to Safeway unless expressly offered to that person primarily in his or her capacity as a director of the Corporation, in which case it will belong to the Corporation.~~

~~Any corporate opportunity that belongs to the Corporation or Safeway, as the case may be, may not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity and so informs the other party. Furthermore, so long as the material facts of any transaction between the Corporation and Safeway have been disclosed to or are known by the Board of Directors or relevant committee thereof, and the Board of Directors or such committee (which pursuant to Section 144(b) of the DGCL, may include directors who are directors or officers of Safeway for purposes of establishing the presence of a quorum) authorizes the transaction by an affirmative vote of a majority of the disinterested directors, then, to the fullest extent permitted by law, Safeway will be deemed to have satisfied its fiduciary duties~~

~~and not be liable to the Corporation or the Corporation’s stockholders for any breach of fiduciary duty or duty of loyalty relating to that transaction.~~

*********

ANNEX B

FIRST AMENDMENT TO
BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN

This First Amendment (“ First Amendment ”) to the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan (the “ Plan ”), is adopted by the Board of Directors (the “ Board ”) of Blackhawk Network Holdings, Inc., a Delaware corporation (the “ Company ”), effective as of March  20 , 2015 (the “ Amendment Date ”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.
Pursuant to Section 14.1 of the Plan, (i) the Administrator has the authority to amend the Plan at any time or from time to time, and (ii) the Administrator has the authority to amend the Plan to increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.	The Administrator believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the Share Limit.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Amendment Date, subject to approval by the stockholders of the Company within twelve (12) months of the Amendment Date:

1.    Section 3.1(a). The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Sections 3.1(b), 14.1 and 14.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan (the “Share Limit”) shall be equal to the sum of (i) seven million (7,000,000) Shares and (ii) any shares of Class B Common Stock which, as of the Effective Date, are (A) available for issuance under the Prior Plans or (B) underlying awards outstanding under the Prior Plans that, on or after the Effective Date, terminate, expire or lapse for any reason without the delivery of shares to the holder thereof, up to a maximum of four million six hundred twenty-three thousand eight hundred ninety-two (4,623,892) shares, all of which may be issued as Incentive Stock Options; provided, however, that notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. For the avoidance of doubt, any shares of Class B Common Stock that are referenced in Section 3.1(a)(ii) shall be added to the Share Limit as shares of Common Stock.”

2.    Section 3.3. Section 3.3 of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be one million (1,000,000) and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be two million dollars ($2,000,000) (together, the “Individual Award Limits”).”

3.     Section 11.10. A new Section 11.10 is hereby added to the Plan:

“Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Awards (including each tranche of an Award) issued pursuant to the Plan following May 20, 2015 shall have a minimum vesting period of one year (which for Non-Employee Director Awards granted pursuant to Section 12.1 hereof in connection with an annual meeting of the Company’s stockholders shall be the earlier of the one-year anniversary of the grant date and the next following annual meeting of the Company’s stockholders); provided, however, that, notwithstanding the foregoing, (a) the Administrator may provide that such one-year vesting restrictions may lapse or be waived upon the Participant’s Termination of Service due to death or disability and/or in connection with a Change in Control, and (b) Awards (including each tranche of an Award) that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting requirement.”

4.    This First Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan, subject to approval by the stockholders of the Company within twelve (12) months of the Amendment Date.

5.     Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

*****

I hereby certify that this First Amendment was duly adopted by the Board of Directors of Blackhawk Network Holdings, Inc. on February 23, 2015.

I hereby certify that this First Amendment was duly adopted by the Compensation Committee of Blackhawk Network Holdings, Inc. on March  20 , 2015.

*****

I hereby certify that this First Amendment was approved by the stockholders of Blackhawk Network Holdings, Inc. on              , 2015.

Executed on this         day of              , 2015.

Blackhawk Network Holdings, Inc.

By: __________________________
Name: David E. Durant
Title: General Counsel and Secretary

VOTE BY INTERNET - www.proxyvote.com
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Mohan Gyani   02 Paul Hazen   03 Arun Sarin

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ▢
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

0000243245_1   R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2014 Annual Report to Stockholders, Notice and Proxy Statement is/are available at www.proxyvote.com .

BLACKHAWK NETWORK HOLDINGS, INC
Annual Meeting of Stockholders
May 20, 2015 2:00 PM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) William Y. Tauscher and David E. Durant, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of BLACKHAWK NETWORK HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on 5/20/2015, at the Sheraton Pleasanton, 5990 Stoneridge Mall Road, Pleasanton, California 94588, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his discretion upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000243245_2 R1.0.0.51160

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your vote up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Mohan Gyani 02 Paul Hazen 03 Arun Sarin

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ▢
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000243246_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2014 Annual Report to Stockholders, Notice and Proxy Statement is/are available at www.proxyvote.com .

BLACKHAWK NETWORK HOLDINGS, INC
Annual Meeting of Stockholders
May 20, 2015 2:00 PM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) William Y. Tauscher and David E. Durant, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of BLACKHAWK NETWORK HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 02:00 PM, PDT on 5/20/2015, at the Sheraton Pleasanton 5990 Stoneridge Mall Road Pleasanton, California 94588, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his discretion upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000243246_2 R1.0.0.51160

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2015

BLACKHAWK NETWORK HOLDINGS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 26, 2015
Date: May 20, 2015 **Time:** 2:00 PM PDT
Location: Sheraton Pleasanton
5990 Stoneridge Mall Road
Pleasanton, California
94588

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000243243_1 R1.0.0.51160

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0000243243_2   R1.0.0.51160